                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 14, 1994 by and between United/Harvey Holdings, L.P., a Delaware limited partnership ("Purchaser"), United/Harvey Hotels, Inc., a Delaware corporation ("New Parent"), United/Harvey Sub, Inc., a Delaware corporation ("Merger Sub"), and United Inns, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          A. Purchaser has agreed, on the terms and subject to the conditions set forth herein, to make a cash tender offer to acquire all shares of issued and outstanding common stock, par value $1.00 per share, of the Company (the "Company Common Stock") (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") at a price of $25.00 per Share (such amount, or such other amount in cash as Purchaser may pay pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash (the "Offer").

          B. The Board of Directors of the Company has approved the making of the Offer and resolved and agreed to recommend that the stockholders of the Company tender their Shares pursuant to the Offer.

          C. In connection with the foregoing, the Board of Directors of the Company has approved the merger (the "Merger") of Merger Sub with and into the Company following the Offer in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, New Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER

          SECTION 1.1  THE OFFER.

          (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 8.1 and (ii) none of the events set forth in ANNEX I hereto shall have occurred or be existing, Purchaser will commence the Offer as promptly as practicable after the date hereof, but in no

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event later than five business days after the date hereof.  Subject to the terms and conditions of the Offer, Purchaser shall accept for payment and pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer at the Per Share Amount net to the Seller in cash at the earliest such time following expiration of the Offer that all conditions to the Offer shall have been satisfied or waived by Purchaser. The Offer will not be extended for any reason except (i) to provide additional time within which to satisfy any conditions to the Offer which are not satisfied on the expiration date originally set forth in the Offer to Purchase (as defined below), or (ii) as may be required by applicable law. The obligation of Purchaser to accept for payment any Shares tendered pursuant to the Offer will be subject only to the satisfaction of the conditions set forth in ANNEX I hereto. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer (provided that no change may be made (A) that decreases the price per Share, payable in the Offer, except for decreases, if any, to reflect the difference, if any, between 2,704,899 shares and the number of shares of Common Stock outstanding, calculated on a fully diluted basis, (B) that reduces the maximum number of Shares to be purchased in the Offer, (C) that changes the form of consideration to be paid in the Offer, or (D) that imposes conditions to the Offer in addition to those set forth in ANNEX I hereto). The Offer will be made by means of an offer to purchase (the "Offer to Purchase") having provisions consistent in all material respects with the terms set forth in this Agreement and the conditions set forth in ANNEX I hereto.

          (b) As soon as practicable on the date the Offer is commenced, Purchaser will file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto the "Schedule 14D-1") with respect to the Offer. The
Schedule 14D-1 will contain or incorporate by reference the Offer to Purchase (or portions thereof) and a form of the related letter of transmittal (such
Schedule 14D-1, Offer to Purchase and other documents, together with all supplements or amendments thereto, being collectively referred to as the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of the applicable federal securities laws. The Company will cooperate with Purchaser in its preparation of the Offer Documents. Each of Purchaser and the Company will promptly correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Purchaser will take all steps necessary to cause the
Schedule 14D-1 as so corrected to be


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filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable law.

          SECTION 1.2  COMPANY ACTION.

          (a) The Company represents and warrants to Purchaser that (i) its Board of Directors has unanimously (A) approved this Agreement and the transactions contemplated hereby, (B) resolved to recommend that the stockholders of the Company accept the Offer and adopt this Agreement, if necessary under applicable law, and the transactions contemplated hereby, and
(C) determined that the Offer and the Merger are in the best interests of the holders of Shares; (ii) Smith Barney Inc. ("Smith Barney") has rendered to the Board of Directors of the Company its written opinion (a true and correct copy of which has been delivered to Purchaser), to the effect that as of the date of this Agreement the Per Share Amount to be received by holders of the Shares in the Offer and the Merger is fair to such holders from a financial point of view, and (iii) pursuant to Section 203(a)(1) of the Delaware Law, its Board of Directors has approved the acquisition by Purchaser (or any Affiliate (as hereinafter defined) thereof) of shares of Company Common Stock pursuant to the Offer, or pursuant to any other legally permissible purchase of Company Common Stock at the Per Share Amount with the result that Section 203(a) will not apply to any subsequent transaction between the Company and Purchaser (or any Affiliate thereof).

          (b) The Company will file with the SEC, contemporaneously with the filing by Purchaser of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Board of Directors of the Company described in Section 1.2(a) and will disseminate such
Schedule 14D-9 as required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Purchaser will cooperate with the Company in its preparation of the Schedule 14D-9. Each of the Company and Purchaser will promptly correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further will take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable law.

          (c) The Company will promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings


                                       -3-
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of Shares held in stock depositories, each as of a recent date, and thereafter will promptly furnish Purchaser with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other assistance as Purchaser or its agents may reasonably request in connection with the Offer.

          (d) Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents, Purchaser and each of its Affiliates and associates will hold in confidence the information contained in any of such labels and lists, will use such information only in connection with the Offer, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

     SECTION 1.3  BOARD OF DIRECTORS OF THE COMPANY.

     (a) Upon Purchaser's acquisition of a majority of the outstanding Shares pursuant to the Offer, Purchaser will be entitled, subject to compliance with applicable law, to designate up to that number of members, rounded up to the nearest whole number, of the Company's Board of Directors as will make the percentage of the members designated by Purchaser equal to the percentage of outstanding Shares held by Purchaser and its Affiliates (other than the Company and its Subsidiaries). The Company will increase the size of its Board of Directors and/or use its reasonable efforts to secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Company's Board of Directors as hereinabove contemplated and will cause Purchaser's designees to be so elected effective immediately upon Purchaser's acquisition of a majority of the outstanding Shares as described above pursuant to the Offer or otherwise. In addition, the Company will cause persons designated by Purchaser to constitute the same percentage (rounded up to the nearest whole number) on each of the following as the designees of Purchaser then constitute on the Board of Directors of the Company: (i) each committee of such Board designated by Purchaser, (ii) each board of directors of each Subsidiary of the Company designated by Purchaser, and (iii) each committee of each such board designated by Purchaser.

     (b) Without limiting the generality or effect of Section 1.3(a), the Company hereby represents and warrants that the Board of Directors of the Company duly adopted the written action in lieu of a meeting, attached hereto as ANNEX I-A, and that such written action is, and as of immediately prior to the purchase of Shares pursuant to the Offer will be, in full force and effect in the form so adopted.


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     (c)  The Company's obligations to appoint designees to the Company's Board of Directors will be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company will promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 in order to fulfill the Company's obligations under this Section 1.3, and Purchaser will provide the Company with all necessary assistance, in order to fulfill the Company's obligations under this Section
1.3. The Company will include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1. Purchaser will supply to the Company any information with respect to Purchaser and its nominees required by Section 14(f) and Rule 14f-1 and Purchaser shall be solely responsible for such information.


                                   ARTICLE II

                                   THE MERGER

          SECTION 2.1 THE MERGER. On the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law, at the Effective Time (as hereinafter defined) Merger Sub will be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the Company as the surviving corporation after the Merger being sometimes hereinafter referred to as the "Surviving Corporation").

          SECTION 2.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII-A, the parties hereto will cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware and making such other filings as may be required by the Delaware Law, in such form as may be required by, and executed in accordance with, the relevant provisions of the Delaware Law. The Merger will become effective at the time of the filing of such certificate of merger (the "Effective Time").

          SECTION 2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.


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          SECTION 2.4  CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) The Certificate of Incorporation of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with its terms and the Delaware Law will be the Certificate of Incorporation of the Company, as amended and restated in the form of ANNEX II hereto.

          (b) The By-Laws of the Surviving Corporation to be in effect immediately from and after the Effective Time until amended in accordance with its terms and the Delaware Law will be the By-Laws of the Company, as amended and restated in the form of ANNEX III hereto.

          SECTION 2.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 2.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or New Parent,

          (a) each Share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held by New Parent and any Dissenting Shares (as hereinafter defined)) will be converted into and become the right to receive the Per Share Amount, in cash, without interest thereon;

          (b) each Share of Company Common Stock held in the Company's treasury, by any Subsidiary of the Company or by New Parent immediately prior to the Effective Time will be cancelled without the payment of any consideration therefor;

          (c) each Share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Shares") issued and outstanding immediately prior to the Effective Time will be converted into and become one share of Common Stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Share"); and

          (d) each Merger Sub Common Share held in Merger Sub's treasury or by any Subsidiary of Merger Sub


                                       -6-
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immediately prior to the Effective Time will be cancelled without the payment of any consideration therefor.

          SECTION 2.7  DISSENTING SHARES

          (a) Notwithstanding any provision of this Agreement to the contrary, any Company Common Stock held by a holder who has demanded and perfected the right for appraisal of such shares in accordance with the Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to such appraisal ("Dissenting Shares"), will not be converted into or represent a right to receive the Per Share Amount in cash pursuant to Section 2.6, but the holder thereof will be entitled only to such rights as are granted by the Delaware Law.

          (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Company Common Stock who demands appraisal of such shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares will automatically be converted into and represent only the right to receive the Per Share Amount in cash as provided in Section 2.6, without interest thereon, upon surrender of the certificate or certificates evidencing such shares in the manner provided by
Section 2.8.

          (c) The Company will give New Parent (i) prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, any other instruments served pursuant to the Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. The Company will not, except with the prior written consent of New Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

          SECTION 2.8  SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

          (a) New Parent will act or appoint a bank or trust company or other entity with fiduciary powers to act as agent for the holders of Company Common Stock (in such capacity, the "Exchange Agent") to receive and disburse the funds to which holders of Company Common Stock shall become entitled pursuant to
Section 2.6.

          (b) Promptly after the Effective Time, New Parent will cause to be mailed to each Person who was, at the


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Effective Time, a holder of record of Company Common Stock entitled to receive the Per Share Amount in cash pursuant to Section 2.6 a form of letter of transmittal and instructions for use in effecting the surrender of the certificates (mutually agreed to by New Parent and the Company) that, immediately prior to the Effective Time, evidenced Company Common Stock to be exchanged pursuant to the Merger. Upon surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably requested, New Parent will promptly cause to be delivered to the Persons entitled thereto the Per Share Amount in cash to which the former holder of Company Common Stock shall have become entitled pursuant to
Section 2.6. Until so surrendered and exchanged, each such certificate that immediately prior to the Effective Time evidenced Company Common Stock shall, after the Effective Time, be deemed to evidence only the right to receive the Per Share Amount in cash to which the holder thereof is entitled pursuant to
Section 2.6. No interest will be paid or will accrue on such amount payable in cash upon surrender of such certificate.

          (c) If payment of the Per Share Amount in cash in respect of cancelled Company Common Stock is to be made to a Person other than the Person in whose name the surrendered certificate formerly evidencing such Company Common Stock is registered, it will be a condition to such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

          (d) At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

          (e) From and after the Effective Time, the holders of certificates evidencing ownership of Company Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares except as otherwise provided herein or by law.

          (f) Notwithstanding anything to the contrary in this Section 2.8, none of New Parent, the Exchange Agent (if other than New Parent) and the Surviving Corporation will be liable to a holder of a certificate or certificates formerly evidencing Company Common Stock for any amount properly paid


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to a public official pursuant to any applicable property, escheat or similar law.


                                  ARTICLE III-A

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Company that:

          SECTION 3A.1 ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure of the foregoing to be true would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.


          SECTION 3A.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has all necessary limited partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          SECTION 3A.3  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution, delivery and performance of this Agreement do not and will not (i) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser or by which Purchaser or any of its properties is bound or affected,
(ii) violate or conflict with the partnership agreement of Purchaser or the constituent documents of any of its partners, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance (as hereinafter defined) on any of the property or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties may be bound or affected, except where the failure of the foregoing to be true would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any third party or parties, except (i) for (A) applicable requirements, if any, of the Exchange Act, state securities laws ("Blue Sky laws") and state takeover laws, (B) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and (C) approvals under relevant state environmental control laws, and (ii) where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent Purchaser from performing its obligations under this Agreement.

          SECTION 3A.4 OFFER DOCUMENTS. The Offer Documents (and any other documents required to be filed with the SEC by Purchaser in connection with the transactions contemplated hereby) will not, at the time the Offer Documents or such other documents (including any amendments or supplements thereto) are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any Company Information (as hereinafter defined) contained in any of the Offer Documents (or such other documents). The Offer Documents (and any other documents required to be filed with the SEC by Purchaser in connection with the transactions contemplated hereby) and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3A.5 FINANCING. Purchaser will have available or will cause to be made available all the funds necessary to pay for the Shares pursuant to the Offer and the Merger.


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          SECTION 3A.6  BROKERS.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.


                                  ARTICLE III-B

           REPRESENTATIONS AND WARRANTIES OF NEW PARENT AND MERGER SUB

          New Parent and Merger Sub hereby represent and warrant to the Company that:

          SECTION 3B.1 CORPORATE ORGANIZATION. Each of New Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure of the foregoing to be true would not have a material adverse effect on its ability to perform its obligations under this Agreement.

          SECTION 3B.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of New Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by each of New Parent and Merger Sub, the performance by New Parent and Merger Sub of their respective obligations hereunder and the consummation by each of New Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of New Parent and Merger Sub. This Agreement has been duly executed and delivered by each of New Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of each of New Parent and Merger Sub, enforceable against each of New Parent and Merger Sub in accordance with its terms.

          SECTION 3B.3  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution, delivery and performance of this Agreement by New Parent or Merger Sub do not and will not (i) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to New Parent or Merger Sub or by which either of New Parent or Merger Sub or any of their respective properties is bound or affected, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of New Parent or the Certificate of Incorporation or By-laws of Merger Sub, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the property or assets of New Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which New Parent or Merger Sub is a party or by which New Parent or Merger Sub or any of their respective properties may be bound or affected, except where the failure of the foregoing to be true would not have a material adverse effect on the ability of either New Parent or Merger Sub to perform its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by New Parent and Merger Sub do not, and the performance of this Agreement by New Parent and Merger Sub will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any third party or parties, except (i) for
(A) applicable requirements, if any, of the Exchange Act, Blue Sky laws and state takeover laws, (B) the notification requirements of the HSR Act,
(C) approvals under relevant state environmental control laws, and (D) the filing of a Certificate of Merger in accordance with the Delaware Law, and
(ii) where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent New Parent or Merger Sub from performing its obligations under this Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser, New Parent and Merger Sub that:

          SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or license necessary, except as disclosed in SCHEDULE 4.1, PART A of the Disclosure Schedule attached as ANNEX IV hereto (the "Disclosure Schedule"), or except where such failure would not have a Material Adverse Effect. The term "Material Adverse Effect" as used in this Agreement means the existence or occurrence of any event or circumstance which would have a material adverse affect on the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. A true and complete list of all the Company's Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in SCHEDULE 4.1, PART B of the Disclosure Schedule. For purposes of this Agreement, a "Subsidiary" of a Person (as hereinafter defined) means any corporation, partnership, joint venture, association or other entity, wherever and however organized, in which such Person owns directly or indirectly or has the right to acquire any capital stock, equity or beneficial interest, is a partner, or otherwise controls management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

          SECTION 4.2 CERTIFICATES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished, or has made available, to Purchaser a complete and correct copy of the Certificates of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents.

          SECTION 4.3 CAPITALIZATION; VALIDITY OF THE SHARES. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. As of the date hereof, (i) 2,665,899 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 1,451,914 shares of Company Common Stock are held in the treasury of the Company, of which 39,000 shares are subject to being issued upon the exercise of outstanding options, (iii) no shares of Company Common Stock are held by Subsidiaries of the Company, and (iv) 300,000 shares of Company Common Stock are reserved for issuance pursuant to the Company's 1993 Stock Incentive Plan. Except for the obligations under this Agreement and as set forth in SCHEDULE 4.3, PART A of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity interests in the Company or any of its Subsidiaries. Except as set forth in
SCHEDULE 4.3, PART B of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in SCHEDULE 4.3, PART C of the Disclosure Schedule, such shares are owned by the Company, directly or indirectly, free and clear of any and all liens, claims, charges, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Encumbrances").

          SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the adoption of this Agreement by the Company's stockholders, if required by applicable law. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution, delivery and performance of this Agreement by the Company do not and will not (i) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its Subsidiaries or by which any of its or any of their respective properties are bound or affected, (ii) violate or conflict with the Certificates of Incorporation or By-Laws or equivalent organizational documents of the Company or any of the Subsidiaries, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries, pursuant to (A) any note, bond, mortgage, indenture or other evidence of indebtedness, except as set forth in
SCHEDULE 4.5, PART A of the Disclosure Schedule, (B) any contract, service agreement, lease, license or permit, except as set forth in SCHEDULE 4.5, PART B of the Disclosure Schedule, or (C) any franchise instrument or obligation related thereto, except as set forth in SCHEDULE 4.5, PART C of the Disclosure Schedule, in each case to which the Company or any of its Subsidiaries is a party or by any of which the Company or any of its Subsidiaries or any of its or any of their respective properties may be bound or affected, where such breach, default, termination, acceleration, cancellation, or Encumbrance would have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any third party or parties, except (i) for (A) applicable requirements, if any, of the Exchange Act, Blue Sky laws and state takeover laws, (B) the notification requirements of the HSR Act, (C) approvals under relevant state environmental control laws, and (D) the filing of a Certificate of Merger in accordance with the Delaware Law, (ii) as set forth in SCHEDULE 4.5, PART D of the Disclosure Schedule, and (iii) where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect.

          SECTION 4.6  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC since September 30, 1989, and has heretofore delivered or will promptly deliver to Purchaser for the fiscal years ended September 30, 1992, September 30, 1993 and September 30, 1994, (i) its Annual Reports on
Form 10-K (it being acknowledged that the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 may not be available prior to the expiration of the Offer and has not yet been filed), (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special), and (iii) all other reports, registration statements or schedules filed by the Company with the SEC, including all Quarterly Reports on Form 10-Q for the Company's Fiscal Year ended September 30, 1994 (all such forms, reports, documents and statements being hereinafter called, collectively, the "SEC Reports"). The SEC Reports (i) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not or will not at the time they were or will be filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. None of the Subsidiaries of the Company is required to file any reports, statements, forms or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the SEC Reports has been or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be otherwise indicated in the notes thereto) and each fairly presents either, as the case may be, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof or the consolidated results of its operations or changes in financial position for the period indicated.

          (c) Except as and to the extent set forth on the unaudited trial balance of the Company and its Subsidiaries as of August 31, 1994 (the "Trial Balance"), and except for liabilities with respect to the transactions contemplated hereby, and except as set forth in SCHEDULE 4.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations whether or not accrued, contingent or otherwise that would be required to be included on a balance sheet prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business consistent with past practices since
August 31, 1994 (which liabilities or obligations would not, individually or in the aggregate, have a Material Adverse Effect). The Trial Balance is subject to adjusting and consolidating and reclassification entries to properly categorize asset, liability and equity accounts for presentation of a balance sheet prepared in accordance with generally accepted accounting principles. Substantially all such required entries were reflected in the Company's balance sheet included in the Company's quarterly report on SEC Form 10-Q for the quarterly period ending June 30, 1994.

          (d) The Company has heretofore furnished to Purchaser true and complete copies of all amendments or modifications, which have not yet been filed with the SEC, to the agreements, documents and other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act.

          SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 31, 1994, except as contemplated in this Agreement or as disclosed in SCHEDULE 4.7 of the Disclosure Schedule, (i) there has not been (A) any event with respect to the Company or any of its Subsidiaries having a Material Adverse Effect, (B) any change by the Company in its accounting principles or practices (other than changes required by changes in generally accepted accounting principles),
(C) any declaration, payment or setting aside for payment of any dividends, or any redemption, purchase or other acquisition of any securities of the Company, or (D) any revaluation by the Company of any of its assets, including without limitation any writing down of the value of inventory or writing off of notes or accounts receivable other than in the ordinary course of business consistent with past practices, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practices and have not made any material change in the conduct of the business or operations of the Company or any of its Subsidiaries, and (iii) the Company has not made any increase in the compensation payable or to become payable by the Company and its Subsidiaries to their employees, and the Company has not entered into or made any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees, except in the ordinary course of business consistent with past practices.

          SECTION 4.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Reports or in SCHEDULE 4.8, PART A of the Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. As of the date hereof, except as disclosed in SCHEDULE 4.8, PART B of the Disclosure Schedule, none of the Company, its Subsidiaries or any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

          SECTION 4.9 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.9 of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other material fringe or employee benefit plans, programs or arrangements, and any employment or compensation agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company or any of its Subsidiaries (the "Employee Plans"). Except as otherwise disclosed in SCHEDULE 4.9 of the Disclosure Schedule, none of the Employee Plans is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). There have been no "prohibited transactions", as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any Employee Plan. All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and the Company and each of its Subsidiaries have performed in all material respects all obligations required to be performed by them under, are not in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans. Each Employee Plan intended to qualify under
Section 401(a) of the Code has heretofore been determined by the Internal Revenue Service (the "IRS") to so qualify, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has since occurred which may reasonably be expected to cause the loss of such qualification or exemption. No Employee Plan subject to Part 3 of Subtitle I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA or the Code), whether or not waived. Except as set forth in SCHEDULE 4.9 of the Disclosure Schedule, with respect to each Employee Plan subject to Title IV of ERISA, no "reportable event" within the meaning of Section 4043 of ERISA nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred which could result in liability to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to any Employee Plan (other than a liability for premiums pursuant to Section 4007 of ERISA). All contributions required to be made to any Employee Plan have been made on or before their due dates. The Company has no obligation to make payments in respect of retiree health care or death benefits. With respect to each Employee Plan, the Company has furnished Purchaser with true and correct copies of
(i) such Employee

Plan, (ii) each summary plan description and summary of material modification,
(iii) the most recently filed IRS Form 5500, and (iv) the most recently received IRS determination letter.

          SECTION 4.10  LABOR AND EMPLOYMENT MATTERS.

          (a) Except as set forth in SCHEDULE 4.10, PART A of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, (ii) no union or other collective bargaining unit has been certified or recognized by the Company or any of its Subsidiaries as representing any employee thereof nor is a union or other collective bargaining unit seeking recognition for such purpose, (iii) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any of its Subsidiaries and any labor union or collective bargaining unit representing, or seeking to represent, any employees of the Company, and
(iv) neither the Company nor any of its Subsidiaries has received notice that there has been any attempt by any union or other labor organization to organize any employees of the Company or any of its Subsidiaries at any time since October 1, 1989. Except as set forth in SCHEDULE 4.10, PART B of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice or charges that it has not complied with all its obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, or any other federal, state and local labor or labor-related laws applicable to persons employed in connection with the businesses of the Company or any of its Subsidiaries, including without limitation those laws, rules and regulations relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination. Except as set forth in SCHEDULE 4.10, PART C of the Disclosure Schedule, the consent of the unions which are parties to the collective bargaining agreements of the Company or any of its Subsidiaries is not required to consummate the transactions contemplated by this Agreement.

     (b) SCHEDULE 4.10, PART D of the Disclosure Schedule lists all material employment, consulting and severance agreements to which the Company or any of its Subsidiaries is a party with any of their respective employees and consultants, including any such agreements providing for the payment of severance or other compensation, or the vesting of options, in the event of a change in Control of the Company or such Subsidiary.

          SECTION 4.11 OFFER DOCUMENTS, ETC. Neither the Schedule 14D-9, nor any Company Information (as hereinafter defined) contained in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents and any amendments thereof or supplements thereto are or were filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the purposes of this Agreement, the term "Company Information" means all information with respect to the Company and its Affiliates provided specifically for use in the Offer Documents or derived from the SEC Reports.
The Schedule 14D-9 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.12 TAXES. Except as disclosed in SCHEDULE 4.12 of the Disclosure Schedule, each of the Company and each of its Subsidiaries has timely filed all tax returns and reports, including information returns and reports, required to be filed by it. Except as disclosed in the SEC Reports, each of the Company and each of its Subsidiaries has timely paid, or has timely withheld and paid over, to the proper authority (or the Company has paid, or withheld and paid over, on its behalf) all Taxes (as hereinafter defined) required to be paid or withheld by it, and the Trial Balance reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through September 30, 1994. Except as disclosed in the SEC Reports or in SCHEDULE 4.12 of the Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. The Company's Federal income tax returns for all periods through September 30, 1986, have been accepted by the IRS. The statute of limitations has expired with respect to the Company's fiscal years ended 1987 through 1990. Except as disclosed in SCHEDULE 4.12, the "Deferred Taxes" as shown in the Trial Balance represents an adequate reserve for all amounts of income realized but not recognized prior to the date thereof by the Company and its Subsidiaries whether by reason of the use of any method of accounting (including the installment method), the existence of deferred intercompany transactions or otherwise, which are required to be reserved in accordance with generally accepted accounting principles. (As used in this Agreement, the term "Taxes" includes all Federal, state, local and foreign income, property, sales, excise and other taxes or similar charges of any nature whatsoever, including any interest, penalties and additions to tax.)

          SECTION 4.13 ENVIRONMENTAL. Except as disclosed by the environmental audits and reports listed in SCHEDULE 4.13, PART A of the Disclosure Schedule, copies of which have heretofore been delivered to Purchaser, or in
SCHEDULE 4.13, PART B, SCHEDULE 4.13, PART C and SCHEDULE 4.13, PART D of the Disclosure Schedule, each of the representations and warranties set forth in paragraphs (a) through (g) of this Section 4.13 is true and correct with respect to each parcel of real property owned, leased, operated or used by the Company or any Subsidiary or Affiliate of the Company or any predecessor of any of the foregoing Persons if any of the foregoing Persons may have liability as a result thereof (the "Properties"), except as circumstances giving rise to any such failure to be so true and correct would not have a Material Adverse Effect:

          (a) The Properties do not contain, and have not previously contained, therein, thereon or thereunder, including without limitation the soil and groundwater thereunder, any Hazardous Materials (as hereinafter defined) in concentrations which violate Environmental Laws (as hereinafter defined).

          (b) The Properties, and all operations and facilities at the Properties, are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law that would interfere with the continued operation of any of the Properties or impair the fair saleable value thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any written complaint, or notice of violation, alleged violation, investigation, advisory action, potential liability or potential responsibility regarding environmental protection matters or compliance with any permit with regard to the Properties, nor to the best knowledge of the Company is any governmental authority contemplating delivering to the Company or any of its Subsidiaries any such notice.

          (d) Except in compliance with Environmental Laws, Hazardous Materials have not been generated, released, treated, stored or disposed of at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

          (e) There are no governmental, administrative or judicial actions or proceedings pending or to the best knowledge of the Company contemplated under any Environmental Laws to which the Company or any of the Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees, other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

          (f) Except as disclosed in Schedule 4.13, Part C, there are no underground storage tanks located on the Properties.

          (g) Except as disclosed in Section 4.13, Part D, there are no claims associated with any underground storage tanks previously located on the Properties.

For the purposes of this Agreement the following terms have the following meanings: (i) "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning public or occupational health and safety, the environment or any Hazardous Material as now in effect and applied, or as in effect and applied at the time the event occurred which gave rise to the alleged violation, as the case may be, and (ii) "Hazardous Materials" means (A) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contained polychlorinated biphenyls, and radon gas, (B) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (C) any other chemical, material or substance exposure to which is regulated by any governmental authority.

          SECTION 4.14 BROKERS. No broker, finder or investment banker (other than Smith Barney and Laurence Geller/Geller and Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished or made available to Purchaser a complete and correct copy of all agreements between the Company and Smith Barney and the Company and Laurence Geller/Geller and Co. pursuant to which such firms would be entitled to any payment relating to the transactions contemplated by this Agreement.

          SECTION arsi BREACHES, VIOLATIONS AND DEFAULTS. Except as set forth on SCHEDULE 4.15 of the Disclosure Schedule, or except where any of the following described events or occurrences would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is (a) in breach of or default under, nor has an event occurred which, with notice or lapse of time or both, would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, (i) any note, bond, mortgage, indenture or other evidence of indebtedness, (ii) any contract, service agreement, lease, license or permit, or (iii) any franchise instrument or obligation related thereto, in each case to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its or any of their respective properties may be bound or affected, or
(b) in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its Subsidiaries or by which any of its or any of their respective properties are bound or affected.

                                    ARTICLE V

              CONDUCT OF BUSINESS PENDING COMPLETION OF THE MERGER

          SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Between the date of this Agreement and the Effective Time, except as otherwise provided in this Agreement or unless Purchaser shall otherwise agree in writing, the businesses of the Company and its Subsidiaries will be conducted only in, and the Company and its Subsidiaries will not take any action except in, the ordinary course of business consistent with past practices. The Company further will (i) use its reasonable best efforts to (A) preserve substantially intact the business organization of the Company and its Subsidiaries, (B) keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries, and (C) preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations,
(ii) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and each of its Subsidiaries and their respective assets, and (iii) pay, and cause each of its Subsidiaries to pay, its indebtedness and otherwise discharge its liabilities punctually when and as the same becomes due and payable and perform and observe, and to cause each of its Subsidiaries to perform and observe, its duties and obligations under its material contracts.

          By way of amplification and not in limitation of the foregoing, and, except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries will, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Purchaser:

               (i) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

              (ii) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interests, of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the options, warrants, or other rights or arrangements set forth in
          SCHEDULE 4.3, PART A of the Disclosure Schedule, or (B) any assets of the Company or any of its Subsidiaries, except for the disposition of the assets and properties listed in SCHEDULE 5.1, PART A of the Disclosure Schedule and except for the sale of non-material assets in the ordinary course of business consistent with past practices;

             (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

              (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

               (v) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (B) incur any indebtedness or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation or become responsible for, the obligations of any Person, or make any loans or advances; (C) except for the contracts and agreements set forth in SCHEDULE 5.1, PART B of the Disclosure Schedule, enter into any contract or agreement and except for those non-material contracts and agreements entered into in the ordinary course of business consistent with past practices; (D) except as set forth in SCHEDULE 5.1, PART C of the Disclosure Schedule, authorize new capital expenditures, other than expenditures incurred in the ordinary course of business consistent with past practices or is required by the direction or acts of a franchisor and expenditures required by governmental direction; or (E) except as set forth in
          SCHEDULE 5.1, PART D of the Disclosure Schedule, amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(v);

              (vi) except as set forth in Schedule 5.1, Part E, or as may be necessary to comply with applicable law, increase the compensation payable or to become payable to, or grant or pay any severance or termination pay to, the officers or employees of the Company or its Subsidiaries, except for increases in salary or wages of employees of the Company or its Subsidiaries in accordance with existing policies or past practice, and except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, termination severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of the directors, officers or employees of the Company or its Subsidiaries;

             (vii) take any action other than in the ordinary course of business consistent with past practices (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including without limitation procedures with respect to the payment of accounts payable and collection of accounts receivable);

            (viii) make any Tax election or settle or compromise any Tax liability; or

              (ix) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of the same in the ordinary course of business consistent with past practices (including payment of the Company's liabilities in accordance with their terms).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 PROXY STATEMENT. Following the completion of the Offer and if required by the Exchange Act, the Company will as promptly as practicable prepare and file with the SEC a preliminary proxy statement, related proxy materials and any other information statements or reports that may be required by applicable law (collectively, and, together with any amendments or supplements thereto, the "Proxy Statement") to be used in soliciting proxies of the stockholders of the Company in connection with the United Stockholders' Meeting (as hereinafter defined) or in respect of the Merger. The Proxy Statement will contain the recommendation of the Board of Directors of the Company as then constituted substantially to the effect that stockholders vote in favor of the Merger and the approval and adoption of this Agreement. The Company will use reasonable efforts to respond to any comments of the SEC or its staff and have the Proxy Statement cleared by the SEC and to cause a definitive Proxy Statement to be mailed to the stockholders of the Company as soon as practicable thereafter. Each party hereto represents and warrants to the other that the information supplied in writing by such party specifically for inclusion in the Proxy Statement, at the time first mailed, the time of the United Stockholders' Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading. Each party hereto will promptly notify the other party hereto if at any time before the Effective Time it becomes aware (i) that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading or (ii) that an event shall have occurred that should be set forth in an amendment or a supplement to the Proxy Statement. In such event, the Company will prepare a supplement correcting such misstatement or omission, and will cause the same to be filed with the SEC and distributed to the stockholders of the Company. The Company will pay all fees, costs and expenses of the preparation, filing and clearance of the Proxy Statement and all other costs and expenses relating to the solicitation of proxies and the United Stockholders' Meeting.

          SECTION 6.2 MEETING OF STOCKHOLDERS OF THE COMPANY. If required following the completion of the Offer, the Company will promptly take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and By-Laws to duly call, give notice of, convene and hold a meeting of its Stockholders (the "United Stockholders' Meeting") to consider and vote upon the approval and adoption of the Merger. The Company will use its best efforts to solicit from the stockholders of the Company proxies in favor of the Merger and the adoption of this Agreement and will take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law to effect the Merger and the other transactions contemplated hereby. Purchaser agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Purchaser or any Affiliate thereof to be voted in favor of the approval of the Merger.

          SECTION 6.3  ACCESS TO INFORMATION.

          (a) From the date hereof to the Effective Time, the Company will, and will cause its Subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Purchaser reasonable access to its officers, employees, agents, properties, offices, plants, other facilities and to all books and records, and will furnish Purchaser with all financial, operating and other data and information as Purchaser, through its officers, employees or agents, may reasonably request.

          (b) Purchaser will comply with the provisions with respect to confidentiality set forth in the letter agreement, dated July 14, 1994, between the Company and Hampstead Investments, Inc., as if it were a party thereto.

          (c) No investigation pursuant to this Section 6.3 or otherwise will affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.4  NO SOLICITATION OF TRANSACTIONS.

          (a) The Company represents and warrants that, on November 4, 1994 it ceased and caused to be terminated any existing negotiations, or prior negotiations with any Person previously conducted, with respect to a business combination with the Company or a change in control of the Company (a "Change in Control Transaction"). From and after the execution and delivery of this Agreement, the Company will not, and will cause its Affiliates and its or their representatives not to, solicit any offers from any Person in respect of, or, except as provided in Section 6.4(b), engage in any negotiations relating to or provide any information in respect of, any Change of Control Transaction.

          (b) (i) In the event that, after execution of this Agreement, any Person, other than a Person who participated in the process pursuant to which the Company selected the Purchaser to make the Offer and effect the Merger ["Prior Person"] publicly announces or notifies the Company in writing that it intends to commence a tender or exchange offer to purchase Shares on financial and legal terms which the Board of Directors of the Company determines, based upon advice from the Company's independent financial and legal advisors, are more favorable to the Company than those contemplated by this Agreement (an "Unsolicited Proposal"), the Company will notify Purchaser in writing of each such Unsolicited Proposal. Such notice ("Proposal Notice") will state the terms and conditions of such Unsolicited Proposal and the identity of the Person making it (together with a copy of such Unsolicited Proposal) by 5:00 p.m. Eastern Time on the business day next following the business day on which it receives notice of the Unsolicited Proposal. If the Board of Directors of the Company determines, based upon advice from the Company's independent legal advisors, that its fiduciary duties under applicable law require that the Company commence negotiations with respect to such Unsolicited Proposal or furnish information in respect thereof (which determination shall be made promptly after receipt of the Unsolicited Proposal, and which determination shall be communicated to Purchaser by facsimile transmission prior to commencement of such negotiations), Purchaser will have the option to terminate the Agreement, whereupon Purchaser will be entitled to its expenses as provided in Section 8.3(b) and the applicable termination fee as provided in Section 8.3(c). If Purchaser elects to so terminate this Agreement, Purchaser will, as soon as practicable, advise the Company of such election by delivery of a facsimile transmission; and (ii) in the event that, after the execution of this Agreement, a Prior Person makes an Unsolicited Proposal, the Company will (A) send a Proposal Notice to the Purchaser as set forth above and (B) not make a positive recommendation to its stockholders with respect to such Unsolicited Proposal.

          SECTION 6.5 NOTIFICATION OF CERTAIN MATTERS. From the date hereof until the Effective Time, the Company will give prompt notice to Purchaser, and Purchaser for itself and on behalf of New Parent and Merger Sub, will give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company, or Purchaser, New Parent and Merger Sub, as the case may be, contained in this Agreement to be





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                                     -28(A)-
untrue or inaccurate in any material respect (or, with respect to those representations or warranties qualified by Material Adverse Effect, in any respect) at or prior to the Effective Time and (ii) any failure of the Company, or Purchaser, New Parent, and Merger Sub, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.5 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.6 FURTHER ACTION. On the terms and subject to the conditions hereof, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things, necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

          SECTION 6.7 PUBLIC ANNOUNCEMENTS. From the date hereof until the Effective Time, Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation or without the consent of the other, unless such party has been advised by counsel that it is required by law to do so.

          SECTION 6.8 HSR ACT. Purchaser and the Company will, as soon as practicable after the date of this Agreement, but in no event later than five business days after the date of this Agreement, file Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice and will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from such agencies for additional information or documentation. Purchaser will pay all filing fees required to be paid in connection with all such filings made by the parties under the HSR Act.

          SECTION 6.9    OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

          (a) Each party hereto will use its reasonable best efforts to obtain (or cause its Subsidiaries to obtain) all authorizations, consents, orders, licenses, permits and approvals of all governmental authorities and officials and third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and the parties hereto will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) The Company will and will cause its Subsidiaries to use all reasonable best efforts to give such notices to third parties and use all reasonable best efforts to obtain such third party consents, licenses or permits as Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          SECTION 6.10 BOARD ATTENDANCE. From the date hereof to the date on which designees of Purchaser first become directors of the Company pursuant to
Section 1.3, the Company will notify Purchaser at least 48 hours (or, if shorter, when a general notice is given pursuant to the By-Laws of the Company) in advance of every meeting of the Board of Directors of the Company (or any committee thereof) and will permit a representative of Purchaser to attend, as an observer, each such meeting (including, at the option of Purchaser, by telephone); provided that, if the Chairman in his sole discretion, requests such representative to leave the meeting, such representative shall immediately do so.

          SECTION 6.11  INDEMNIFICATION AND INSURANCE.

          (a) The Certificate of Incorporation of the Surviving Corporation will contain the provisions with respect to limitation of liability of directors set forth in ANNEX III hereto, and the By-Laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in ANNEX III hereto, and such provisions will not be amended, repealed, contradicted by any other provision of such Certificate of Incorporation or By-Laws or otherwise modified for a period of seven years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the time of execution and delivery of this Agreement were directors, officers, employees or agents of the Company, unless such modification is required by a change in applicable law.

          (b) The Company will, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws or pursuant to Directors/Officers Indemnification Agreements previously entered into and in effect on the date hereof ("Indemnification Agreements") and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its Subsidiaries (collectively, the "Indemnified Persons") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including without limitation any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement) for a period of seven years after the date hereof and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation, as the case may be, will pay the reasonable fees and expenses of counsel selected by the Indemnified Persons, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received, (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Persons' conduct complies with the standards set forth under the Delaware Law and the Company's or the Surviving Corporation's Certificate of Incorporation or By-Laws will be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Person; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld) and PROVIDED FURTHER that, in the event any claim or claims for indemnification are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims.

          (c) Notwithstanding anything to the contrary contained herein, if (a) an Indemnified Person elects to retain counsel in connection with any claim, action, suit, preceding or investigation in respect of which indemnification may be sought by the Indemnified Person against the Surviving Corporation pursuant to this Agreement and (b) any other Indemnified Person may also be subject to liability arising out of such claim, action, suit, preceding or investigation and in connection with such claim, action, suit, preceding or investigation may seek indemnification against the Company pursuant to this Agreement, all such Indemnified Persons will employ counsel to represent jointly such Indemnified Persons unless the Board of Directors of the Surviving Corporation, upon the written request of an

Indemnified Person delivered to the Surviving Corporation (to the attention of the Secretary) setting forth in reasonable detail the basis for such request, determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, in which case such Indemnified Person will be entitled to be represented by separate counsel. In the event that the Board or Directors of the Surviving Corporation fails to act on such request within 30 calendar days after receipt thereof by the Surviving Corporation, the Indemnified Person will be deemed to be entitled to be represented by separate counsel in connection with such claim, action, suit, preceding or investigation.

          (d) For five years from the Effective Time, the Surviving Corporation will maintain in effect, if available, directors' and officers' liability insurance substantially comparable in scope and coverage to the Company's current directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to New Parent) covering those Persons who are presently covered by such current policy to the extent that the cost thereof does not exceed $177,840 per annum; PROVIDED, HOWEVER, that in the event such cost would exceed $177,840 per annum, the Surviving Corporation will obtain such coverage of the nature described above as may be obtained through the expenditure of such amount for each such year.

          (e) In the event any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

          SECTION 6.12  BENEFIT PLANS.

          (a) Except as provided in Section 6.12(c), the Surviving Corporation will pay, in accordance with their terms as in effect on the date hereof, all amounts which are or become due and payable under the terms of all written employment, severance and termination contracts, agreements, plans, policies and commitments of the Company and its Subsidiaries with or with respect to its current or former employees, officers and directors as described in the SEC Documents or as otherwise disclosed in writing to Purchaser on or prior to the date hereof.

          (b) The Surviving Corporation will maintain for a period of not less than one year after the Effective Time Employee Plans in effect on the date of this Agreement or provide benefits to employees of the Surviving Corporation who were employees of the Company and its Subsidiaries immediately prior to the Effective Time ("United Employees") that are at least substantially comparable to the benefits provided to similarly situated employees of the Surviving Corporation who are not United Employees.

          (c) From the date hereof and until the Effective Time, the Company will use reasonable efforts to enter into employment contracts, effective not later than the Effective Time, with those persons identified by New Parent to the Company on or before December 1, 1994, on terms to be agreed upon. The Company will condition its obligations under each such contract upon the agreement of the employee party thereto to cancel any severance or termination agreement between the Company and such employee in effect on the date hereof.



                                   ARTICLE VII

                                 INDEMNIFICATION

          SECTION 7.1 INDEMNIFICATION OF PURCHASER. Subject to the terms of this Article VII, the Company will indemnify and hold harmless each of Purchaser and its Affiliates (including without limitation New Parent and Merger Sub), and their respective partners, officers, directors, employees, agents and controlling persons (collectively, "Indemnified Parties") from and against any loss, damage or expense, including without limitation reasonable attorneys' and accountants' fees (each such individual occurrence is hereinafter referred to as a "Loss" and collectively, as "Losses") suffered by any Indemnified Party,
(a) directly or indirectly, as a result of any action, suit, proceeding or investigation which, in whole or in part, is based upon, relates to or results from this Agreement or any of the transactions contemplated hereby, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the Loss in question resulted from a breach by Purchaser of any of the representations, warranties or covenants of the Purchaser set forth in this Agreement, or (b) from and after the Effective Time, or, if applicable, the termination of this Agreement, directly or indirectly, as a result of any inaccuracy in or breach of any of the representations, warranties or covenants of the Company set forth in this Agreement.

          SECTION 7.2  PROCEDURE FOR CLAIMS.

          (a) NOTICE OF CLAIM. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article VII (referred to herein as an "Indemnification Claim"), an Indemnified Party shall give written notice to the party obligated to provide indemnification pursuant to this Article VII (the "Indemnitor") of such Indemnification Claim ("Notice of Claim"). A Notice of Claim shall be given with respect to each Indemnification Claim; PROVIDED, HOWEVER, that the failure to give Notice of Claim to the Indemnitor will relieve the Indemnitor from its liability hereunder only if, and to the extent that, such failure results in the forfeiture by the Indemnitor of substantial rights and defenses. If reasonably practicable, the Notice of Claim shall set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim. The Indemnified Party shall furnish to the Indemnitor such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

          (b)  THIRD PARTY CLAIMS.

               (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnitor shall have 15 days after the date of receipt by the Indemnitor of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by the Indemnitor to defend the Third Party Claim on behalf of the Indemnified Parties.

              (ii) If the Indemnitor elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties shall make available to the Indemnitor and its agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim and the Indemnitor shall pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred.

             (iii) In no event may the Indemnitor settle or compromise any Third Party Claim without the Indemnified Parties' consent, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that if a settlement is presented by the Indemnitor to the Indemnified Parties for approval and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys' fees) resulting from the resolution of the matter exceeds the rejected settlement amount, plus attorneys' fees incurred to such date, shall be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

              (iv) If the Indemnitor elects to defend a Third Party Claim, the Indemnified Parties shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement); PROVIDED, HOWEVER, that the reasonable fees and expenses of counsel retained by the Indemnified Parties shall be at the expense of the Indemnitor if (A) the use of the counsel chosen by the Indemnitor to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Indemnitor and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by the Indemnitor; or (C) the Indemnitor shall authorize the Indemnified Parties to retain a single separate counsel at the expense of the Indemnitor.

               (v) If the Indemnitor does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnitor, to defend such Third Party Claim.

          (c) COOPERATION IN DEFENSE. The Indemnified Parties shall cooperate with the Indemnitor in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (A) no Indemnified Party shall have any obligation to participate in the defense of or to defend any Third Party Claim, and (B) no Indemnified Parties' defense or of their participation in the defense of any Third Party Claim shall in any way diminish or lessen their right to indemnification as provided in this Agreement.

          SECTION 7.3 INDEMNIFICATION OF THE COMPANY. From and after the Effective Time, or, if applicable, the termination of this Agreement, Purchaser, New Parent and Merger Sub will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against damage or expense (including without limitation reasonable attorneys' and accountants' fees) suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser, New Parent or Merger Sub under this Agreement or the Merger Agreement. The procedures for indemnification in respect of the obligations of Purchaser under this Section 7.3 will be the same as those set forth in Section 7.2.

                                 ARTICLE VIII-A

                              CONDITIONS OF MERGER

          SECTION 8A.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect or cause to be effected the Merger will be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a)  OFFER.  The Offer shall have been consummated.

          (b) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company if required by applicable law.
          (c) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) NO ORDER. No United States or state governmental authority or other agency or commission or United States or state court of jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, writ, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger or the Offer illegal or otherwise prohibiting consummation of the transactions contemplated hereby.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a) By mutual consent of Purchaser, New Parent and the Boards of Directors of Merger Sub and the Company; or

          (b) By either Purchaser or the Company if (i) the Merger shall not have been consummated by March 31, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not effect a rescission of the purchase of the Shares pursuant to the Offer and shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (c) By Purchaser if (i) due to an occurrence that would result in a failure to satisfy any of the conditions set forth in ANNEX I hereto, and only in the event of such occurrence, Purchaser shall have (A) failed to commence the Offer within 30 days of the date hereof, (B) terminated the Offer, or (C) failed to pay for Shares pursuant to the Offer within 180 days after the commencement of the Offer, or (ii) prior to the purchase of Shares pursuant to the Offer, the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Offer, or the Merger or shall have recommended another offer or transaction; or

          (d) By the Company if (i) due to an occurrence that would result in a failure to satisfy any of the conditions set forth in ANNEX I hereto, and only in the event of such occurrence, Purchaser shall have (A) failed to commence the Offer within 30 days of the date hereof, (B) terminated the Offer, or (C) failed to pay for Shares pursuant to the Offer within 180 days after commencement of the Offer, or (ii) prior to the purchase of Shares pursuant to the Offer, the Company's Board of Directors shall have withdrawn its recommendation to the Company's stockholders to accept the Offer and shall have recommended another offer or transaction, provided that, the Company shall not recommend another Offer or transaction if such Offer is made by or such transaction is to be with a Prior Person, and accordingly, may not terminate this Agreement pursuant to this Section 8.1(d) under such circumstances; or

          (e)  By Purchaser as provided in Section 6.4(b).

          SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will forthwith become null and void and there shall be no liability on the part of any party hereto except that (A) Article VII and Sections 8.3 and 9.1 will remain in full force and effect and (B) nothing herein will relieve any party from liability for any wilful breach hereof.

          SECTION 8.3  FEES AND EXPENSES.

          (a) All reasonable out-of-pocket fees, costs and expenses incurred in connection with the Offer, this Agreement, and the transactions contemplated hereby (including, without limitation, fees paid by Purchaser pursuant to Section 6.8) will be paid or reimbursed by the Company, provided that, except as provided in Sections 8.3(b) and 8.3(c), each party will pay its own fees, costs and expenses in the event that the Offer is not consummated.

          (b) The Company will pay or reimburse to Purchaser an amount equal to the sum of all reasonable documented fees (including, without limitation, fees paid by Purchaser pursuant to Section 6.8), costs and expenses in an amount not to exceed $1,000,000 incurred by Purchaser and its Affiliates in connection with this Agreement and the transactions contemplated hereby subsequent to October 26, 1994, immediately upon the first to occur of: (i) prior to the acceptance for payment of Shares pursuant to the Offer, the Company's Board of Directors (A) having withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Offer or (B) having recommended another offer or transaction; (ii) the Company having (A) failed to perform or comply with in any material respect any obligation or covenant required by this Agreement to be performed or complied with by it or (B) breached any representation or warranty of the Company set forth in this Agreement in any material respect (or with respect to those representations and warranties qualified by Material Adverse Effect, in any respect); or (iii) if this Agreement is terminated pursuant to
Section 8.1(e); provided that no payment shall be made to Purchaser under this
Section 8.3(b) if Purchaser, New Parent or Merger Sub, as the case may be, shall have (A) failed to perform or comply with in any material respect any obligation or covenant required by this Agreement to be performed or complied with by it or
(B) breached any representation or warranty of it set forth in this Agreement in any material respect (or with respect to those representations and warranties qualified by material adverse effect, in any respect).

          (c) The Company will pay to Purchaser immediately upon termination of this Agreement pursuant to Sections 8.1(c)(ii), 8.1(d)(ii) or 8.1(e), an amount equal to $1,000,000 if such termination occurs on or before November 30, 1994, and an amount equal to $1,500,000 if such termination occurs after November 30, 1994; and the parties hereto agree that the amount to be paid pursuant to
Section 8.3(b) and this Section 8.3(c) shall be the exclusive remedies of Purchaser in connection with any such termination.

          SECTION 8.4 AMENDMENT. This Agreement may be amended only by action taken by Purchaser, New Parent and the Boards of Directors of Company and Merger Sub at any time before or after approval of this Agreement and by the stockholders of the Company (if required by applicable law).

          SECTION 8.5 WAIVER. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties contained herein, and (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Each of the representations and warranties contained in this Agreement will survive the Effective Time and remain in full force and effect until the sixth anniversary thereof. Any claim for indemnification asserted under Article VII within such period of survival will be timely made for purposes hereof.

          (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants contained in this Agreement will survive the Effective Time and remain in effect indefinitely.

          SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or transmitted by confirmed facsimile, to the parties at the following addresses or facsimile numbers, as the case may be, or at such other address or facsimile number for a party as shall be specified by like notice, except that notices of changes of address or facsimile number shall be effective upon receipt:

          (a)  if to Purchaser, New Parent or Merger Sub:

               UNITED/HARVEY HOLDINGS, L.P.
               4200 Texas Commerce Tower West
               2200 Ross Avenue
               Dallas, Texas 75201
               Attn:  Daniel A. Decker
               Facsimile:  (214) 220-4949

               with a copy to:

               JONES, DAY, REAVIS & POGUE
               599 Lexington Avenue
               New York, New York 10022
               Attn:  Robert A. Profusek
               Facsimile:  (212) 755-7306

          (b)  if to the Company:

               UNITED INNS, INC.
               Suite 2300, Clark Tower
               5100 Poplar Avenue
               Memphis, Tennessee  38137
               Attn:  A.B. Randle, III, Esq.
                      Secretary and General Counsel
               Facsimile:  (901) 767-4278

               with a copy to:

               PAUL, HASTINGS, JANOFSKY & WALKER
               Suite 4200
               133 Peachtree Street
               Atlanta, Georgia  30303
               Attn:  Paul J. Connell
               Facsimile:  (404) 527-6882

          SECTION 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first mentioned Person;

          (b) "BENEFICIAL OWNER" with respect to any shares means a Person who shall be deemed to be the Beneficial Owner of such Shares (i) which such Person or any of its Affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the

Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or
(B) the right to vote pursuant to any agreement, arrangement, or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (d) "PERSON" means an individual, corporation, partnership, association, trust or any unincorporated organization.

          SECTION 9.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

          SECTION 9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder.

          SECTION 9.6 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights hereunder to any Affiliate of Purchaser provided that no such assignment will relieve the assigning party of its obligations hereunder and the assignee shall specifically assume the obligations of the assignor hereunder.

          SECTION 9.7 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

          SECTION 9.8 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the principles of conflict of laws of such State.

          SECTION 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original but all of which taken together will constitute one and the same instrument.

          SECTION 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.11 GUARANTY OF PERFORMANCE. New Parent, Merger Sub, and The Hampstead Group, Inc., jointly and severally, (a) represent and warrant to the Company that the representations and warranties of Purchaser set forth in this Agreement are true and correct in all material respects and (b) agree to cause Purchaser to perform and comply with in all material respects the obligations and covenants required by this Agreement to be performed or complied with by it. Notwithstanding anything to the contrary contained herein, this
Section 9.11 will terminate automatically at the Effective Time and will forthwith become null and void and there shall be no further liability under this Section 9.11 on the part of New Parent, Merger Sub or The Hampstead Group, Inc.

          IN WITNESS WHEREOF, Purchaser, New Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

                              PURCHASER:

                              UNITED/HARVEY HOLDINGS, L.P.

                              By: Hampstead Genpar, L.P., its General Partner

                                  By: HH Genpar Partners, its General Partner

                                      By: Hampstead Associates, Inc., its
                                          General Partner

 /s/ J. Peter Kline                   By:       /s/Donald J. McNamara
- ---------------------                 --------------------------
Name: J. Peter Kline                  Name:   Donald J. McNamara
Title: Witness                        Title:  Authorized Officer

                              NEW PARENT:

                              UNITED/HARVEY HOTELS, INC.

Attest:

   /s/J. Peter Kline             By:       /s/Donald J. McNamara
- ---------------------                 --------------------------
Name: J. Peter Kline                  Name:   Donald J. McNamara
Title: Witness                        Title:  Authorized Officer


                              MERGER SUB:

                              UNITED/HARVEY SUB, INC.

Attest:

   /s/J. Peter Kline             By:       /s/Donald J. McNamara
- ---------------------                 --------------------------
Name: J. Peter Kline                  Name:   Donald J. McNamara
Title: Witness                        Title:  Authorized Officer


                              COMPANY:

                              UNITED INNS, INC.

Attest:

   /s/Augustus B. Randle, III    By:       /s/Don Wm. Cockroft
- ------------------------------        --------------------------
Name: Augustus B. Randle, III         Name:   Don Wm. Cockroft
Title: Secretary                      Title:  President

The undersigned is a signatory hereto solely for the purpose of agreeing to the provisions of Section 9.11 solely as it relates to the undersigned.


                                  THE HAMPSTEAD GROUP, INC.

                                 By:       /s/Donald J. McNamara
                                      --------------------------
                                      Name:   Donald J. McNamara
                                      Title:  Authorized Officer

                                     ANNEX I

                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                             DATED NOVEMBER 14, 1994


                             Conditions to the Offer

     Notwithstanding any other provision of the Offer, Purchaser will not be required to accept for payment, or to purchase or pay for, any tendered Shares and Purchaser may terminate or amend the Offer and may postpone the purchase of, and payment for, Shares if (i) there shall not have been validly tendered to Purchaser pursuant to the Offer and not withdrawn immediately prior to the expiration of the Offer at least that number of Shares that, when taken as a whole with all other Shares owned or acquired by Purchaser (whether pursuant to the Offer or otherwise), constitutes at least a majority of the Shares on a fully diluted basis, (ii) prior to the time of payment for any such Shares, any waiting period (and any extension thereof) applicable to the Offer under the HSR Act shall not have expired or otherwise been terminated or (iii) at any time on or after the date hereof and prior to the time of payment for any such Shares:

     (a) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any governmental, regulatory or administrative agency or authority, domestic, foreign or transnational, which (1) seeks to restrain or prohibit the making or consummation of the Offer or the Merger or seeks damages in connection therewith or resulting therefrom, (2) seeks to prohibit or restrict the ownership or operation by Purchaser (or any of its Affiliates or Subsidiaries) of any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, or to compel Purchaser (or any of its Affiliates or Subsidiaries) to dispose of or hold separate any portion of the Company's business or assets which is material to the business of all such entities taken as a whole, (3) seeks to impose material limitations on the ability of Purchaser effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including without limitation the right to vote the Shares purchased by Purchaser on all matters properly presented to the stockholders of the Company, (4) seeks to impose any limitations on the ability of Purchaser or any of its Affiliates or Subsidiaries effectively to control in any material respect the business and operations of the Company, or (5) would otherwise be reasonably likely to have a Material Adverse Effect on the Company; or

     (b) the representations and warranties of the Company set forth in this Agreement shall have been breached in any material respect (or, with respect to those representations and warranties qualified by Material Adverse Effect, in any respect) or the Company shall have failed to perform any obligation or covenant required by this Agreement to be performed or complied with by it in any material respect; PROVIDED, HOWEVER, that Purchaser will not have the right to decline or accept for payment or purchase or pay for or terminate or amend the Offer or postpone the purchase of or payment for Shares as a result of a breach of the representation set forth in Section 4.8 of this Agreement except for a breach of such representation when made; or

     (c) there shall have occurred (1) any general suspension of, or limitation on prices for, or trading in, securities on the New York Stock Exchange, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (3) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (4) any material limitation (whether or not mandatory) by a governmental authority, or any other event that is reasonably likely to materially adversely affect the extension of credit by banks or other financial institutions, or (5) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (d) a tender or exchange offer for some portion of or all the Shares shall have been publicly proposed to be made or shall have been commenced at an all cash price per share in excess of the Per Share Amount (or at any other price if the Board of Directors of the Company does not promptly announce publicly that it is recommending that the Company's stockholders not tender into such offer) by another Person or Purchaser shall have otherwise learned that any Person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired beneficial ownership of more than 25% of the Shares, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of more than 25% of the Shares other than acquisitions for bona fide arbitrage purposes only and other than by Persons, entities or groups that have publicly disclosed such ownership in a Schedule 13D or 13G on file with the SEC on the date hereof; or

     (e) any other Person shall have commenced a proxy or consent solicitation of the Company's stockholders to approve a transaction other than transactions contemplated by this Agreement; or

     (f) this Agreement shall have been terminated in accordance with its terms; or

     (g) the Board of Directors of the Company shall not have taken all necessary actions to fulfill the Company's obligations under Section 1.3; or

     (h) Purchaser and the Company shall have agreed that Purchaser shall amend or terminate the Offer or postpone the payment for Shares pursuant thereto.

     The foregoing conditions are for the sole benefit of Purchaser. Such conditions may be waived by Purchaser with the approval of the Board of Directors of the Company. Any determination by Purchaser will be final and binding upon all parties including tendering stockholders.

     The failure by Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted by any time and from time to time.

                                    ANNEX I-A

                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994

                                    ACTION BY
                          WRITTEN CONSENT OF DIRECTORS
                              OF UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994

     Pursuant to Section 141(f) of the General Corporation Law of the sate of Delaware, the undersigned, being all of the directors of United Inns, Inc., a Delaware corporation (the "Company"), hereby consent to the adoption of the following resolutions by unanimous written consent:

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of November 14, 1994 (the "Merger Agreement"), with United/Harvey Holdings, L. P. ("Purchaser"), United/Harvey Hotels, Inc. and United/Harvey Sub, Inc., pursuant to which Purchaser has agreed to make a cash tender offer (the "Offer") to acquire all shares of issued and outstanding common stock, par value $1.00 per share, of the Company (the "Shares"); and

     WHEREAS, the Merger Agreement provides that, upon Purchaser's acquisition of a majority of the outstanding Shares pursuant to the Offer or as otherwise provided in the Agreement (such time hereinafter being referred to as the "Effective Time"), Purchaser will be entitled to designate up to that number of members of the Company's Board of Directors as will make the percentage of members designated by Purchaser equal to the percentage of outstanding Shares held by Purchaser and its affiliates, and that the Company will increase the size of its Board of Directors and/or use its best efforts to secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Company's Board of Directors and will cause Purchaser's designees to be so elected effective immediately upon the Effective Time;

     NOW, THEREFORE, be it:

     RESOLVED, that, pursuant to Section 4 of the Company's Bylaws, the number of directors of the Company is hereby increased from six to nine, such increase to be effective immediately prior to the Effective time;

     RESOLVED FURTHER, that the three individuals identified on EXHIBIT A hereto as the designees of Purchaser are hereby elected to fill the vacancies created by the increase in the number of directors of the Company to be effected pursuant to the immediately preceding resolution, the election of such individuals to be effective immediately upon the Effective Time; and

     RESOLVED FURTHER, that the written resignations previously submitted to the Secretary of the Company by the directors of the Company identified on EXHIBIT B hereto are hereby accepted, such resignations being effective immediately upon the Effective Time.

     The undersigned hereby acknowledge that the foregoing resolutions have been adopted in accordance with the Section 1.3 of the Merger Agreement and that the Purchaser will be relying hereon in connection with the execution and delivery of the Merger Agreement.

     EXECUTED as of November 14, 1994 and effective as provided above.



                              ________________________
                              Don Wm. Cockroft



                              ________________________
                              J. Howard Lammons



                              ________________________
                              Robert L. Cockroft



                              ________________________
                              Howard W. Loveless


                              ________________________
                              Janet C. Virgin



                              ________________________
                              Ronald J. Wareham

                                    EXHIBIT A


                             DESIGNEES OF PURCHASER


                                 J. Peter Kline

                               Donald J. McNamara

                                Robert A. Whitman

                                    EXHIBIT B



Don Wm. Cockroft

J. Howard Lammons

Robert L. Cockroft

Howard W. Loveless

Janet C. Virgin

Ronald J. Wareham

                                                               ANNEX II



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                UNITED INNS, INC.


     FIRST.  The name of the corporation is United Inns, Inc. (the
"Corporation").

     SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH. The total number of shares which the Corporation will have authority to issue is 100 shares of Common Stock, par value $0.01 per share. Each holder of Common Stock will have one vote for each share of Common Stock held.

     FIFTH. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to adopt, amend, or repeal the By-Laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional By-Laws and may amend or repeal any By-Law whether adopted by them or otherwise. The Corporation may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

     SIXTH. To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Sixth will not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

     SEVENTH. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (including the heirs, executors, administrators, or estate of such person) will be indemnified by the Corporation to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Seventh will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Seventh. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Seventh. Any amendment, or repeal of, or adoption of any provision inconsistent with, this Article Seventh will not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal, or adoption.

                                                                 ANNEX III

















                                UNITED INNS, INC.


                                     BY-LAWS

                            As Adopted and in Effect
                              on _________ __, 199_

                                UNITED INNS, INC.
                                     BY-LAWS


                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
STOCKHOLDERS' MEETINGS

      1.  Time and Place of Meetings . . . . . . . . . . . . . . . . . . . . . 1
      2.  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      3.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      4.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . 1
      5.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      6.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

DIRECTORS

      7.  Function . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      8.  Number and Term of Office. . . . . . . . . . . . . . . . . . . . . . 2
      9.  Vacancies and New Directorships. . . . . . . . . . . . . . . . . . . 2
     10.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     11.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     12.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     13.  Written Action . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     14.  Participation in Meetings by Telephone
            Conference . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     15.  Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     16.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     17.  Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

NOTICES

     18.  Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     19.  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

OFFICERS

     20.  Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     21.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     22.  Succession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     23.  Authority and Duties . . . . . . . . . . . . . . . . . . . . . . . . 5
     24.  Execution of Documents and Action with
            Respect to Securities of Other Corporations. . . . . . . . . . . . 5

STOCK

     25.  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     26.  Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

INDEMNIFICATION

     27.  Damages and Expenses . . . . . . . . . . . . . . . . . . . . . . . . 6
     28.  Insurance, Contracts, and Funding. . . . . . . . . . . . . . . . . .12

GENERAL

     29.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     30.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     31.  Reliance upon Books, Reports, and Records. . . . . . . . . . . . . .12
     32.  Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     33.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     34.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .12

                             STOCKHOLDERS' MEETINGS



     1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary and stated in the notice of meeting.

     2. ANNUAL MEETING. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting.

     3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman or the President and will be called by the President or the Secretary at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Company issued and outstanding and entitled to vote. Any such request must be sent to the President and the Secretary and must state the purpose or purposes of the proposed meeting.

     4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

     6. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these By-Laws or unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted will decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation, or these By-Laws, a different vote is required, in which case such express provision will govern and control the decision of such question.


                                    DIRECTORS

     7. FUNCTION. The business and affairs of the Company will be managed under the direction of the Board.

     8. NUMBER AND TERM OF OFFICE. The Board will consist of one or more members. The number of Directors will be fixed by resolution of the Board or by the stockholders at the annual meeting or a special meeting. The Directors will be elected at the annual meeting of the stockholders, except as provided in By-Law 9, and each Director elected will hold office until his or her successor is elected and qualified, except as required by law. Any decrease in the authorized number of Directors will not be effective until the expiration of the term of the Directors then in office, unless, at the time of such decrease, there are vacancies on the Board which are being eliminated by such decrease.

     9. VACANCIES AND NEW DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors which occur between annual meetings of the stockholders may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so elected will hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

     10. REGULAR MEETINGS. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

     11. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication.

     12. QUORUM. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

     13. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

     14. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

     15. COMMITTEES. The Board, by resolution passed by a majority of the Board, may designate one or more committees, each committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee will serve at the pleasure of the Board. The Board may designate one or more

Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any committee or committees so designated by the Board will have such name or names as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of the committee will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee will prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

     16. COMPENSATION. The Board may establish such compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board or committees, or for other services by Directors to the Company, as the Board may determine.

     17. RULES. The Board may adopt rules and regulations for the conduct of its meetings and the management of the affairs of the Company.


                                     NOTICES

     18. GENERALLY. Whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice is deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as may otherwise be permitted by these By-Laws.

     19. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    OFFICERS

     20. GENERALLY. The officers of the Company will be elected by the Board and will consist of a President, a Secretary, and a Treasurer. The Board may also choose any or all of the following: a Chairman, one or more Vice Chairmen, one or more Vice Presidents, and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person.

     21. COMPENSATION. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

     22. SUCCESSION. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Directors. Any vacancy occurring in any office of the Company may be filled by the Board.

     23. AUTHORITY AND DUTIES. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

     24. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. The President will have, and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, (a) to execute, on behalf of the Company, all duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Company, applications, consents, proxies, and other powers of attorney, and other documents and instruments and
(b) to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees, and agents of the Company the power and authority to take any action which the President is authorized to take under this By-Law 24, with such limitations as the President may specify; such authority so delegated by the President may not be re-delegated by the person to whom such execution authority has been delegated.


                                      STOCK

     25. CERTIFICATES. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed.

     26. TRANSFERS. Upon surrender to the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.



                                 INDEMNIFICATION

     27. DAMAGES AND EXPENSES. (a) Without limiting the generality or effect of Article Seventh of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to be a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

     (b) The right of indemnification provided in this By-Law 27 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 27, whether arising from acts or omissions occurring before or after such adoption.

     (c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this By-Law 27:

          (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient's financial ability to make repayment.

          (ii) To obtain indemnification under this By-Law 27, the Indemnitee will submit to the Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary will promptly upon receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee's entitlement to indemnification under this By-Law 27 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Board of Directors; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee that is a present or former officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; PROVIDED, HOWEVER, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

          (iii) Except as otherwise expressly provided in this By-Law 27, the Indemnitee will be presumed to be entitled to indemnification under this By-Law 27 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c)(ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c)(ii) to determine entitlement to indemnification has not been appointed or has not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in paragraph (a) of this By-Law 27, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (iv) (A) In the event that a determination is made pursuant to subparagraph (c)(ii) that the Indemnitee is not entitled to indemnification under this By-Law 27, (1) the Indemnitee will be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (2) any such judicial proceeding or arbitration will be DE NOVO and the Indemnitee will not be prejudiced by reason of such adverse determination, and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this By-Law 27.

          (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this By-Law 27 that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this By-Law 27 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this By-Law 27, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification.

     Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a "Disqualifying Event"); PROVIDED, HOWEVER, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

          (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this By-Law 27 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this By-Law 27.

          (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to, enforce his rights under, or to recover damages for breach of, this By-Law 27, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

          (v)  For purposes of this paragraph (c):

               (A) "Change in Control" means the occurrence of any of the following events:

               (1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the Company immediately prior to such transaction;

               (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

               (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

               (4) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

               (5) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company's stockholders by a vote of at least two-thirds of the Directors (or a committee of the Directors), then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

Notwithstanding the foregoing provisions of clauses (3) or (4) of the paragraph
(c)(v)(A), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not be deemed to have occurred for purposes of such clauses (3) or (4) solely because (x) the Company, (y) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (z) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

          (B) "Disinterested Director" means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          (C) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this By-Law 27. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this By-Law 27.

     (d) If any provision or provisions of this By-Law 27 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this By-Law 27 (including without limitation all portions of any paragraph of this By-Law 27 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this By-Law 27 (including without limitation all portions of any paragraph of this By-Law 27 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

     28. INSURANCE, CONTRACTS, AND FUNDING. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 27 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 27 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 27.


                                     GENERAL

     29. FISCAL YEAR. The fiscal year of the Company will be fixed from time to time by the Board.

     30. SEAL. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     31. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

     32. TIME PERIODS. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used, the day of the doing of the act will be excluded and the day of the event will be included.

     33. AMENDMENTS. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the stockholders or by the Board.

     34. CERTAIN DEFINED TERMS. Terms used herein with initial capital letters that are defined in the Certificate of Incorporation are used herein as so defined.

                                                               NOVEMBER 14, 1994

                                    ANNEX IV

                              DISCLOSURE SCHEDULES
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


Schedule 4.1(A)       Exceptions to Good Standing and Qualification to do
                      Business

Schedule 4.1(B) List of Company's Subsidiaries, Jurisdiction of Incorporation and Percentage of Outstanding Capital Stock

Schedule 4.3(A) Options, Warrants or Other Rights, Agreements, Arrangements or Commitments of Issued or Unissued Capital Stock

Schedule 4.3(B) Material Outstanding Contractual Obligations Regarding the Shares

Schedule 4.3(C)       Security Interests in Subsidiaries' Stock

Schedule 4.5(A) Violations of or Liens on Any Note, Bond, Mortgage or Indenture on the Properties or Assets of the Company or Its Subsidiaries

Schedule 4.5(B) Violations of or Liens or Other Encumbrances on Any Contract, Service Agreement, Lease License or Permit of the Company or Its Subsidiaries

Schedule 4.5(C) Violations of or Liens or Other Encumbrances on Any Franchise or Other Instrument or Obligation of the Company or Its Subsidiaries

Schedule 4.5(D)       Required Consents, Approvals, Authorizations or Actions

Schedule 4.6 Liabilities or Obligations Not Included on the Balance Sheet, Nor Contemplated by the Agreement, Nor Incurred in Ordinary Course of Business Since August 31, 1994

Schedule 4.7          Certain Changes or Events Since August 31, 1994

Schedule 4.8(A) Pending Claims, Actions, Suits, Proceedings or Investigations (Not Otherwise Disclosed in SEC Reports)

Schedule 4.8(B)       Outstanding Court Orders

Schedule 4.9 List of all Material Employee Benefit Plans and ERISA - "Prohibited Transactions" - "Reportable Events"

Schedule 4.10(A)      Collective Bargaining Agreements

Schedule 4.10(B) Compliance With Obligations Under the National Labor Relations Act, etc.

Schedule 4.10(C)      Consent of the Unions

Schedule 4.10(D) List of All Material Employment, Consulting and Severance Agreements

Schedule 4.12         Material Deficiencies and Waiver With Respect to Taxes

Schedule 4.13(A)      Environmental Audits and Reports

Schedule 4.13(B) Governmental Investigations or Proceedings Regarding Environmental Matters

Schedule 4.13(C)      Underground Storage Tanks

Schedule 4.13(D)      Underground Storage Tanks -- Claims

Schedule 4.15         Breaches, Violations and Defaults

Schedule 5.1(A)       Disposition of Assets and Properties

Schedule 5.1(B)       Contracts and Agreements

Schedule 5.1(C)       New Capital Expenditures

Schedule 5.1(D)       Amendment to Contracts, Agreements, Commitments or
                      Arrangements

Schedule 5.1(E) Increase in Compensation or Grants or Payments of Severance or Termination Pay

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.1(A)


                         EXCEPTIONS TO GOOD STANDING AND
                          QUALIFICATION TO DO BUSINESS



See Schedule 4.12 with respect to the Tennessee Tax Matter (as defined therein).

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.1(B)


                         LIST OF COMPANY'S SUBSIDIARIES,
                        JURISDICTION OF INCORPORATION AND
                     PERCENTAGE OF OUTSTANDING CAPITAL STOCK


The Company is the owner of 100% of the capital stock, directly or indirectly, of each listed subsidiary, unless otherwise indicated.

                                                                State of
Corporation                                 Relationship      Incorporation
- -----------                                 ------------      -------------

United Inns Inc. of Tennessee               Subsidiary          Tennessee
United Inns of Colorado, Inc.               Subsidiary          Colorado
United Supply Company                       Subsidiary          Tennessee
Gary Hotel Courts, Inc.                     Subsidiary          Georgia
Stagner Hotel Courts, Inc.                  Subsidiary          Georgia
Kizer Motel Courts, Inc.                    Subsidiary          Texas
Lammons Hotel Courts, Inc.                  Subsidiary          Georgia
Turley Inns, Inc.                           Subsidiary          Texas
Rodgers Hotel Courts, Inc.                  Subsidiary          Georgia
Dotson, Inc.                                Subsidiary          Texas
Haywood Hotel Courts, Inc.                  Subsidiary          Georgia
Sepp Hotel Courts, Inc.                     Subsidiary          Georgia
Scott Inn, Inc.                             Subsidiary          Texas
Johnson Inn, Inc.                           Subsidiary          Texas
South Jacksonville Inn, Inc.                Subsidiary          Florida
Eastex Inn, Inc.                            Subsidiary          Texas
Croswell Inn, Inc.                          Subsidiary          Texas

     [CONTINUED]

                                                                State of
Corporation                                 Relationship      Incorporation
- -----------                                 ------------      -------------

Rier Inn Inc.                               Subsidiary          Texas
Clayton County Inn, Inc.                    Subsidiary          Georgia
Houston Airport Inn, Inc.                   Subsidiary          Texas
Peachtree Lenox Inn, Inc.                   Subsidiary          Georgia
I-20 East Inn, Inc.                         Subsidiary          Georgia
Jackson Downtown Inn, Inc.                  Subsidiary          Mississippi
Northside Inn, Inc.                         Subsidiary          Georgia
Old National Inn, Inc.                      Subsidiary          Georgia
Gaines, Inc.                                Subsidiary          Tennessee
Friscia Inn, Inc.                           Subsidiary          Texas
Airport Utilities, Inc.                     Subsidiary          Texas
Transcontinental Motor Hotels, Inc.         Subsidiary          Texas
Ellison Hotel Corporation                   Subsidiary          Texas
Glenjon, Inc.                               Subsidiary          Texas
TMH Motor Hotels, Inc.                      Subsidiary          California
Houston Inns Service Co., Inc.              Subsidiary(1)       Texas
Ox John, Inc.                               Subsidiary(2)       Texas
La Mancha Club, Inc.                        Subsidiary(3)       Texas
La Strada Club, Inc.                        Subsidiary(3)       Texas
Roswell Road Inn, Inc.                      Subsidiary          Georgia
Memorial Katy Inn, Inc.                     Subsidiary          Texas
Greenway Plaza Inn, Inc.                    Subsidiary          Texas
Hobby Inn, Inc.                             Subsidiary          Texas
Chamblee-Dunwoody Inn, Inc.                 Subsidiary          Georgia
Southwest, Inc.                             Subsidiary          Mississippi
Mid-Atlanta Investment Company              Subsidiary(4)       Georgia
Penrod Club                                 Subsidiary(3)       Texas
The Thicket Club                            Subsidiary(3)       Texas
Limited Service Inns, Inc. of Georgia       Subsidiary          Georgia
Austin Innkeepers, Inc.                     Subsidiary          Texas
Indian Trail Inn, Inc.                      Subsidiary          Georgia
Memphis Carwash, Inc.                       Subsidiary          Tennessee
Carwash Number 2, Inc.                      Subsidiary          Tennessee
9 Up Club, Inc.                             Subsidiary(3)       Texas
Limited Service Inns, Inc. of Houston       Subsidiary          Texas
Limited Service Inns, Inc. of Mississippi   Subsidiary          Mississippi
Limited Service Inns, Inc. of Georgia No. 2 Subsidiary          Georgia
Rier Properties Inc.                        Subsidiary          Texas

_____________________
(1)  49% Actual Ownership
(2)  45% Actual Ownership
(3)  Beneficial Interest
(4)  75% Owned

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.3(A)


                       OPTIONS, WARRANTS OR OTHER RIGHTS,
                     AGREEMENTS, ARRANGEMENTS OR COMMITMENTS
                       OF ISSUED OR UNISSUED CAPITAL STOCK



1. Consultant Agreement dated August 13, 1993 between Lawrence Geller and the Company providing for Mr. Geller's option right to 60,000 shares of common stock. Mr. Geller has exercised his right to acquire 25,000 shares of common stock and continues to hold an option right to acquire an additional 35,000 shares of common stock. A Form S-1 under the Securities Act of 1933, as amended (the "Act") has been filed registering the 25,000 shares of common stock owned outright and the 35,000 options to purchase common stock held by Mr. Geller.

2. Option Agreement dated February 11, 1994 between Robert L. Cockroft and the Company providing for Mr. Cockroft's right to 1000 shares of common stock under the UII 1993 Stock Incentive Plan as a Director of the Company.

3. Option Agreement dated February 11, 1994 between Howard W. Loveless and the Company providing for Mr. Loveless' right to 1000 shares of common stock under the UII 1993 Stock Incentive Plan as a Director of the Company.

4. Option Agreement dated February 11, 1994 between Janet C. Virgin and the Company providing for Ms. Virgin's right to 1000 shares of common stock under UII 1993 Stock Incentive Plan as a Director of the Company.


- - 4 -

5. Option Agreement dated February 11, 1994 between Ronald J. Wareham and the Company providing for Mr. Wareham's right to 1000 shares of common stock under UII 1993 Stock Incentive Plan as a Director of the Company.

6. Under the terms of the Covenant Agreement dated December 22, 1992 (the "Covenant Agreement") between Rier Properties Inc. and Texas Commerce Bank National Association ("TCB"), a subsidiary of the Company, Rier Inn Inc., may purchase additional shares of its subsidiary corporation, Rier Properties Inc., in order to make equity contributions to Rier Properties Inc. so as to prevent a default under the Covenant Agreement. All such shares are to be delivered to TCB under the terms of a Pledge and Security Agreement dated December 22, 1992 (the "Pledge Agreement") between TCB and Rier Inn Inc. As of the date hereof, three (3) shares of Rier Properties Inc. had been purchased by Rier Inn Inc. under the terms of the Covenant Agreement and have been delivered to TCB pursuant to the Pledge Agreement.

7. The Company has adopted and the Shareholders have approved the Company's 1993 Stock Incentive Plan pursuant to which the options disclosed in items 2-5 of this Schedule 4.3(A) were granted. None of such options or the shares to be issued upon the exercise thereof have been registered under the Act. It is contemplated that such options for 4,000 shares in the aggregate will be exercised and tendered into the Offer.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.3(B)


        MATERIAL OUTSTANDING CONTRACTUAL OBLIGATIONS REGARDING THE SHARES



                    See Schedule 4.3(A), particularly Item 6

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO

                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.3(C)


                    SECURITY INTERESTS IN SUBSIDIARIES' STOCK



                    See Schedule 4.3(A), particularly Item 6

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.5(A)


                    VIOLATIONS OF OR LIENS ON ANY NOTE, BOND,
                   MORTGAGE OR INDENTURE ON THE PROPERTIES OR
                    ASSETS OF THE COMPANY OR ITS SUBSIDIARIES



                 LISTING OF MORTGAGES - HOTEL PROPERTY LOCATIONS


N/F       1.      Houston Airport - Deed of trust between Houston Airport Inn,
                  Inc. (Grantor) and Woodmen of the World Life Insurance
                  Society (Beneficiary), dated August 23, 1977.

N         2.      Houston I-10 West Silber - Deed of Trust between Memorial
                  Katy Inn, Inc. and United Inns Inc. (Mortgagor) and Seventy-
                  Six Eleven Corporation (Mortgagee), dated December 22, 1980.

Y/F       3.      Houston West Loop - Deed of Trust between Scott Inn, Inc. and
                  The Fidelity Mutual Life Insurance Company, dated December
                  29, 1977.

N         4.      Jackson Downtown - Deed of Trust between Jackson Downtown
                  Inn, Inc. (Trustor) and Robert J. Conrad (Trustee) and
                  Prudential Life Insurance Co. (Beneficiary), dated January 6,
                  1976.

N/F/MD    5.      Jackson Southwest - Deed of Trust and Security Agreement
                  among Jackson Downtown Inn, Inc. and United Inns, Inc.
                  (Borrower) and First Tennessee Bank, N.A. Memphis (Lender), dated July 17, 1981; and modified January 1, 1993.

Y/MD      6.      Atlanta Downtown - Deed to Secure Debt and Security Agreement
                  between Mid-Atlanta Investment Co. (Borrower) and Bell
                  Atlantic Tricon Leasing Corporation (Lender), dated December
                  8, 1989.

N/F/MF    7.      Atlanta I-20 East - Deed to Secure Debt between I-20 East
                  Inn, Inc. and Cauble and Company, which later sold its interest to Washington National Insurance Company, dated June
                  27, 1973.

N/MD      8.      Atlanta Powers Ferry - Security Deed between Northside Hotel
                  Investors, a Joint Venture, composed of Allied Investments and Northside Inn, Inc. (Grantor) and The Prudential
                  Insurance Company of America (Grantee), dated April 15, 1981.

N         9.      Deed of Trust between Northside Inn, Inc. (Maker) and the
                  general partners of Allied Investments (Holder), dated July
                  29, 1992, with note secured by Allen Road Site.

N/F       10.     Houston Medical Center - Deed of Trust between Rier Inn Inc.
                  (Mortgagor) and First National Bank of Memphis (Mortgagee), dated August 31, 1972 and later transferred to Southwestern
                  Life Insurance Co. on April 29, 1974.  (See also Texas
                  Commerce Bank below).

N/MF/MD   11.     Chamblee-Dunwoody; Marietta Hampton; Stemmons Brook Hollow;
                  Hampton Briarwood; Jackson Hampton; and Houston Medical
                  Center (all of which are hotels) and one closed car wash in Houston, Texas, and one closed car wash in Dallas, Texas are part of the collateral under portfolio financing (Rier
                  Properties Inc./Texas Commerce Bank). The portfolio financing outline is not indexed herein but an outline is being provided related to these properties collateralized under the Texas Commerce Bank portfolio financing.

N/MF/MD   12.     Note Purchase and Loan Agreement, Master Note, Mortgage
                  Document and Security Agreement between Transcontinental
                  Motor Hotels, Inc. (Santa Barbara, Scottsdale, Dallas Regal
                  Row), Sepp Hotel Courts, Inc. (Atlanta Airport North),
                  Haywood Hotel Courts, Inc. (Atlanta Northeast) and Clayton
                  County Inn, Inc. (Atlanta South) (Grantors); United Inns,
                  Inc.; and Salomon Brothers and the First National Bank of
                  Boston (Grantee), dated September 30, 1986.

N         13.     Deed of Trust and Security Agreement between Transcontinental
                  Motor Hotels, Inc. (Unimproved Central Expressway)(Borrower) and Republic National Life

                  Insurance Company (Lender), dated December 19, 1984, with the current mortgage holder being American General Life Insurance Co. Mortgage is on a 20'x400' strip of burdened property of which an 8000 square foot strip is all that remains of the original parcel that was sold to the City of Dallas/State Department of Transportation.

N         14.     Land Deed of Trust between Limited Service Inns, Inc. of
                  Mississippi, and McDonalds Corporation (unimproved land
                  located in Jackson, Mississippi), dated May 27, 1993.
______________________________________________________________
Y    =    Change of control causes default
N    =    Change of control does not cause default
F    =    Loss of franchise creates default
MF   =    Modification of franchise may create default
MD   =    Change of control may cause default if corporate structure relating to ownership and management is not maintained

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.5(B)


                  VIOLATIONS OF OR LIENS OR OTHER ENCUMBRANCES
                ON ANY CONTRACT, SERVICE AGREEMENT, LEASE LICENSE
                  OR PERMIT OF THE COMPANY OR ITS SUBSIDIARIES



1. Except as disclosed in (2) below, that the execution, performance and delivery of the Agreement by the Company will not result in the breach of, or constitute a default thereunder, or give to others any right to terminate under the contracts, service agreements, personal property leases, licenses and permits affecting its properties, where such breach, default or termination would have a Material Adverse Effect.

2. There are a large number of agreements entered into by the Company and its subsidiaries relating to the procurement of goods and services for the operation of the hotel properties such as pest control contracts, none of which, if terminated, would have a Material Adverse Effect and most of which are terminable by either party on 30 days prior written notice.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.5(C)


                  VIOLATIONS OF OR LIENS OR OTHER ENCUMBRANCES
               ON ANY FRANCHISE OR OTHER INSTRUMENT OR OBLIGATION
                    OF THE COMPANY OR ANY OF ITS SUBSIDIARIES


The following Franchise Agreements and all instruments related thereto, including reservation system, sign and other trademark related agreements, may be terminated by the franchisor in the event that a change in control occurs:

LOCATION                  DATE OF LICENSE           EXPIRATION DATE
- --------                  ---------------           ---------------

ATLANTA:
H.J. Exp. I-20 East           07-31-91                12-01-2002
H.I. South                    06-02-88                09-07-2003
H.I. Airport North            10-28-85                09-12-2000
H.I. Exp. Northeast           07-31-91                03-15-2003
Ramada Downtown               09-17-91                09-17-2001
H.I. Powers Ferry             01-23-81                01-22-2001
H.I. Perimeter/Dunwoody       12-22-92                01-16-2006
Marietta Hampton              12-22-92                07-09-2006

HOUSTON:
Days Inn I-10 East            12-29-89                12-19-2005
H.I. Airport                  05-31-85                12-07-2001
H.I. Medical Center           12-22-92                10-22-2003
H.I. West Loop                12-19-80                01-24-1998
H.I. I-10 at Silber           04-02-81                03-15-1995
Hampton Inn                   03-20-91                03-19-2011

LOCATION                  DATE OF LICENSE           EXPIRATION DATE
- --------                  ---------------           ---------------

JACKSON:
H.I. Downtown                 03-05-76                12-15-1994
H.I. Southwest                05-02-79                05-01-1999
H.I. North                    06-25-76                06-24-1995
Hampton Inn                   12-22-92                10-22-2005

DALLAS:
Days Inn Regal Row            02-07-90                12-31-2005
H.I. Brook Hollow             12-22-92                05-11-2003

ARIZONA:
Flagstaff Days Inn            04-07-89                10-01-1999
H.J. Scottsdale               08-24-93                08-24-2003

CALIFORNIA:
H.I. Santa Barbara            06-18-91                08-20-2003

COLORADO SPRINGS:
H.I. North                    09-01-78                08-31-1998
H.I. Exp. Central             06-18-91                12-15-2003

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.5(D)
             REQUIRED CONSENTS, APPROVALS, AUTHORIZATIONS OR ACTIONS



              1.   See Schedule 4.5(A)

              2.   See Schedule 4.5(B)

              3.   See Schedule 4.5(C)

              4. In addition to the foregoing, the execution, performance and delivery of the Agreement by the Company may necessitate consents, approvals, authorizations or other actions under the contracts, service agreements, leases, licenses and permits (e.g., liquor permits) affecting its properties. The failure of the Company to obtain any such consent, approval or authorization or to take such other actions will not prevent the Company form performing its obligations under this Agreement and will not have a Material Adverse Effect.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                  SCHEDULE 4.6


                 LIABILITIES OR OBLIGATIONS NOT INCLUDED ON THE
                BALANCE SHEET, NOR CONTEMPLATED BY THE AGREEMENT
                 NOR INCURRED IN THE ORDINARY COURSE OF BUSINESS
                              SINCE AUGUST 31, 1994



1.  See Schedule 4.12 with respect to the Tennessee Tax Matter.

2. See Items 6-11 on Schedule 4.10(D) with respect to employee severance payments.

3.  See Schedule 4.8(A) with respect to pending claims, actions, suits, etc.

4.  Franchise Termination Fees - See Attached Annex.

                              ANNEX TO SCHEDULE 4.6

                     FRANCHISE AGREEMENT TERMINATION CHARGES



Following are general terms under existing franchise agreements concerning termination provisions. It is possible that arrangements with franchisors can be negotiated on specific agreements which differ from those set forth herein, but this is subject to interested parties due diligence.

CONTINUING OPERATIONS:

1. ATLANTA HOLIDAY INN - AIRPORT NORTH - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

2. ATLANTA HOLIDAY INN - SOUTH (1-75/U.S. 41) - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

3. ATLANTA HOLIDAY INN - CHAMBLEE/DUNWOODY - 6-1/2 percent of gross room revenues for the preceding 36 months.

4. ATLANTA HOLIDAY INN - POWERS FERRY - 12 months notice plus 8 percent of gross room revenues for the preceding 24 months.

5. ATLANTA HAMPTON INN - MARIETTA - 12 months notice plus 8 percent of gross revenues for the preceding 24 months.

6. ATLANTA HOLIDAY EXPRESS - NORTHEAST - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months. No fee if terminated on or before April 30, 1995.

7. ATLANTA RAMADA INN - DOWNTOWN - Greater of $50,000.00 or preceding 12 months of gross room revenues times 3%.

8. ATLANTA HOLIDAY EXPRESS - I-20 EAST - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

9. DALLAS DAYS INN - REGAL ROW - 12 months of aggregate monthly royalties with a minimum of $1,000.00 per room (200 rooms).

10. DALLAS HOLIDAY INN - BROOK HOLLOW - Preceding 36 months gross room revenues times 6-1/2 percent.

11. HOUSTON HAMPTON INN - Preceding 36 months gross room revenues times 8 percent.

12. HOUSTON DAYS INN - EAST - 12 months of aggregate monthly royalty with a minimum of $1,000.00 per room (156 rooms).

13. HOUSTON HOLIDAY INN - AIRPORT - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

14. HOUSTON HOLIDAY INN - WEST LOOP GALLERIA - 12 months notice plus 6-1/2% of gross room revenues for the preceding 24 months.

15. HOUSTON HOLIDAY INN - I-10 WEST AT SILBER - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months. No fee if terminated on or before March 15, 1995, as is presently contemplated.

16. HOUSTON HOLIDAY INN - MEDICAL CENTER - 36 months of gross room revenues times 6-1/2 percent.

17. JACKSON HOLIDAY INN - DOWNTOWN - No fee if terminated on or before December 15, 1994, as is presently contemplated.

18. JACKSON HOLIDAY INN - NORTH - 6-1/2 percent of last months' gross revenue times remaining term under agreement.

19. JACKSON HOLIDAY INN - SOUTHWEST - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

20. JACKSON HAMPTON INN - BRIARWOOD - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

21. SANTA BARBARA HOLIDAY INN - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months.

22. SCOTTSDALE HOWARD JOHNSON - Licensee may terminate from 9-1-95 through 8-31-96 with no fee.

23. FLAGSTAFF DAYS INN - 12 months of aggregate monthly royalties with a minimum of $1,000.00 per room (157 rooms).

24. COLORADO SPRINGS HOLIDAY EXPRESS - CENTRAL - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months. No fee if terminated on or before April 30, 1995.

25. COLORADO SPRINGS HOLIDAY INN - NORTH - 12 months notice plus 6-1/2 percent of gross room revenues for the preceding 24 months. No fee if terminated on or before April 30, 1995.


Schedule does not include Dallas Howard Johnson - Downtown Agreement. Negotiations regarding the possible amendment of this lease or the entering into of a management agreement are ongoing, but it is uncertain whether agreement can be reached. No fee is payable if the franchise is terminated on or before November 30, 1994.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                  SCHEDULE 4.7


                 CERTAIN CHANGES OR EVENTS SINCE AUGUST 31, 1994



1.  See Schedule 4.8(A) with respect to pending claims, actions, suits, etc.

2.  See Item 3 on Schedule 4.15

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.8(A)


          PENDING CLAIMS, ACTIONS, SUITS, PROCEEDINGS OR INVESTIGATIONS
                    (NOT OTHERWISE DISCLOSED IN SEC REPORTS)


                                GENERAL COMMENTS

1. The Company self-insures for the first $250,000 per occurrence under each policy.

2.  The estimated liability on none of the claims or lawsuits described in this
    Schedule 4.8(A), including the Annex, exceeds the self-insurance amount plus applicable insurance coverage.

3. There are worker's compensation and other general liability claims incurred in the ordinary course of business, which are not listed. The Company will provide information regarding those claims on request. The Company believes that the estimated liability with respect to each such claim is within the self-insurance amount plus applicable insurance coverage.

4. Detailed Loss Runs for claims and lawsuits for the previous three (3) years are available for inspection.

5. See attached Annex for current lawsuits as well as claims not in the ordinary course of business.

                            ANNEX TO SCHEDULE 4.8(A)

                   CURRENT LAWSUITS AGAINST VARIOUS ENTITIES IN
                   UNITED INNS SYSTEM -- INSURED; OTHER CLAIMS

                                      DATE OF
                                      INCIDENT     AMOUNT OF
     NAME OF                          ON WHICH    DEMAND MADE                                                        DESCRIPTION OF
   CLAIMANT OR                        CLAIM IS   IN COMPLAINT    BI OR PD        OPEN        TOTAL      CUMULATIVE      BASIS OF
    PLAINTIFF    COMPANY DEFENDANT     BASED       OR LETTER     RESERVES      RESERVES     RESERVES     SUMS PAID      LAWSUIT
- -----------------------------------------------------------------------------------------------------------------------------------
 Burnett et al.  Stagner Hotel      09-Jun-90     No specific   $31,000.00    $45,894.00   $106,020.00  $60,126.00   Three
                 Courts, Inc. et                  liquidated                                                         plaintiffs
                 al.                              demand                                                             claim to have
                                                                                                                     been mugged
                                                                                                                     while
                                                                                                                     unloading
                                                                                                                     vehicle at
                                                                                                                     hotel

 Busbice,        Rier Properties    13-Aug-90     No specific    $5,000.00     $8,245.00    $20,000.00  $11,754.00   Plaintiff
 Tommie          Inc. d/b/a                       liquidated                                                         claims to have
                 Houston Medical                  demand                                                             suffered
                 Center                                                                                              injuries
                                                                                                                     acquired when
                                                                                                                     she sat on arm
                                                                                                                     rest that did
                                                                                                                     not have
                                                                                                                     padding and
                                                                                                                     metal exposed

 Ciprotti,       United Inns Inc.   25-Nov-89   $450,000.00     No reserves   No reserves  No reserves  No reserves  Is bringing a
 Laura           of Tennessee and                               set up        set up       set up       set up       third lawsuit
                 Northside Inn,                                                                                      pro se against
                 Inc.                                                                                                hotel; still
                                                                                                                     seeks money
                                                                                                                     for false
                                                                                                                     arrest and
                                                                                                                     other theories
                                                                                                                     even though
                                                                                                                     limitation
                                                                                                                     problems; two
                                                                                                                     lawsuits have
                                                                                                                     previously
                                                                                                                     been dismissed
                                                                                                                     on basically
                                                                                                                     the same
                                                                                                                     theories
                                                                                                                     either through
                                                                                                                     appeal or on
                                                                                                                     her own motion

 Cortez, Jose T. United Inns Inc.   10-Jan-93   No specific    No reserves   No reserves  No reserves  No reserves   Mr. Pride
                 of Tennessee                   liquidated     available     available    available    available     truck in
                 d/b/a Mr. Pride                demand                                                               Louisiana
                 Car Wash                                                                                            struck Cortez
                                                                                                                     car after
                                                                                                                     Cortez car had
                                                                                                                     gone out of
                                                                                                                     control; at or
                                                                                                                     near the
                                                                                                                     commencement
                                                                                                                     of the suit
                                                                                                                     USF&G adjuster
                                                                                                                     told me that
                                                                                                                     she has
                                                                                                                     reserved for
                                                                                                                     $15,000

 Couey, Richard  Memorial Katy      02-Mar-92   Less than      $10,000.00    $17,933.00   $30,000.00   $12,067.00   Plaintiff
                 Inn, Inc. and                  $100,000                                                            mugged by two
                 Stanley Smith                                                                                      assailants in
                 Security                                                                                           parking lot of
                                                                                                                    hotel

 Curry, Jack     Jackson Downtown   12-Jul-91   $750,000.00    $15,000.00    $21,019.00   $35,000.00   $13,980.00   Plaintiff
                 Inn, Inc. d/b/a                                                                                    claims
                 Jackson North                                                                                      injuries after
                                                                                                                    he slipped and
                                                                                                                    fell in public
                                                                                                                    restroom of
                                                                                                                    hotel

 Flores, Gloria  Houston Inns       05-Nov-88   No specific    $75,000.00    $88,074.00   $235,000.00  $146,925.00  Claims one and
 et al.          Service Company,               liquidated                                                          a half years
                 The Petals                     demand                                                              later her
                 Restaurant,                                                                                        husband died
                 Holiday Inns,                                                                                      from
                 Inc. et al.                                                                                        salmonella
                                                                                                                    poisoning from
                                                                                                                    oysters served

                            ANNEX TO SCHEDULE 4.8(A)

                  CURRENT LAWSUITS AGAINST VARIOUS ENTITIES IN
                   UNITED INNS SYSTEM -- INSURED; OTHER CLAIMS

                                      DATE OF
                                      INCIDENT     AMOUNT OF
     NAME OF                          ON WHICH    DEMAND MADE                                                        DESCRIPTION OF
   CLAIMANT OR                        CLAIM IS   IN COMPLAINT    BI OR PD        OPEN        TOTAL      CUMULATIVE      BASIS OF
    PLAINTIFF    COMPANY DEFENDANT     BASED       OR LETTER     RESERVES      RESERVES     RESERVES     SUMS PAID      LAWSUIT
- -----------------------------------------------------------------------------------------------------------------------------------
 Foster, Delia   United Inns, Inc.  15-Aug-91   $346,218.45    $15,000.00    $22,394.00   $25,000.00   $2,606.00    Plaintiff
                 of Tennessee                                                                                       claims
                 d/b/a Holiday Inn                                                                                  injuries after
                 Downtown, Jackson                                                                                  she slipped
                                                                                                                    and fell in
                                                                                                                    hotel
                                                                                                                    restaurant

 Goelz,          Rier Properties    11-May-92   $250,000.00     $5,000.00     $7,474.00    $7,500.00      $25.00    Plaintiff
 Jeffrey W. and  Inc. d/b/a                                                                                         Goelz shot in
 Kenneth Rivi    Hampton Marietta,                                                                                  parking lot by
                 PRGV, Inc. d/b/a                                                                                   person from a
                 King's Head Pub,                                                                                   lounge they
                 and David Michael                                                                                  had just
                 Breeden                                                                                            returned from;
                                                                                                                    Rivi is
                                                                                                                    claiming
                                                                                                                    hedonistic
                                                                                                                    type damages

 Hughes,         United Inns of      21-Nov-91   No specific  $130,000.00   $130,160.00  $140,000.00   $9,840.00    Plaintiff
 Dorothy and     Colorado, Inc.                  liquidated                                                         slipped and
 Mutual of       d/b/a Holiday Inn               demand                                                             fell on ice on
 Omaha           North                                                                                              sidewalk at
 Insurance                                                                                                          hotel,
 Company                                                                                                            claiming
                                                                                                                    multiple
                                                                                                                    injuries

 Lambert, R.W.   Lammons Hotel      29-Jul-93   $1,000,000.00  $10,000.00    $14,130.00   $20,050.00   $5,920.00    Plaintiffs
 and Vink,       Courts, Inc.                                                                                       claim they
 Peter           d/b/a Ramada                                                                                       were kidnapped
                 Hotel Downtown                                                                                     from hotel

 Nelson, Tom A.  Houston Days Inn   17-Nov-91      $90,000.00  $20,000.00    $27,075.00   $27,500.00     $425.00    Plaintiffs had
 and Crystal     I-10 East                                                                                          belongings and
                                                                                                                    rental truck
                                                                                                                    stolen while
                                                                                                                    at hotel;
                                                                                                                    claim of PD
                                                                                                                    and personal
                                                                                                                    damages

 Reyna, Maria    Rier Properties    30-Jul-93     No specific   $5,000.00     $5,200.00    $5,200.00       $0.00    Plaintiff
                 Inc. d/b/a                       liquidated                                                        claims she was
                 Holiday Inn                      demand                                                            injured when
                 Medical Center                                                                                     the automatic
                                                                                                                    door closed on
                                                                                                                    her while
                                                                                                                    exiting

 Nancy           Holiday Inn        07-Jan-93     No specific   $5,000.00     $7,985.00   $15,000.00   $7,104.00    Plaintiff and
 Rodriguez       Airport &                        liquidated                                                        hotel van
                 K. Anderson                      demand                                                            driver dispute
                                                                                                                    who had the
                                                                                                                    green light
                                                                                                                    when
                                                                                                                    proceeding
                                                                                                                    through an
                                                                                                                    intersection

 Shaw, Marie     Sepp Hotel         16-Nov-91     No specific  $10,000.00    $28,412.00   $30,000.00   $1,587.00    Claims she was
                 Courts, Inc.                     liquidated                                                        injured when
                 d/b/a Holiday Inn                demand                                                            her car and
                 Airport North                                                                                      hotel van
                                                                                                                    sideswiped
                                                                                                                    each other at
                                                                                                                    the airport

                            ANNEX TO SCHEDULE 4.8(A)

                  CURRENT LAWSUITS AGAINST VARIOUS ENTITIES IN
                   UNITED INNS SYSTEM -- INSURED; OTHER CLAIMS


                                      DATE OF
                                      INCIDENT     AMOUNT OF
     NAME OF                          ON WHICH    DEMAND MADE                                                        DESCRIPTION OF
   CLAIMANT OR                        CLAIM IS   IN COMPLAINT    BI OR PD        OPEN        TOTAL      CUMULATIVE      BASIS OF
    PLAINTIFF    COMPANY DEFENDANT     BASED       OR LETTER     RESERVES      RESERVES     RESERVES     SUMS PAID      LAWSUIT
- -----------------------------------------------------------------------------------------------------------------------------------
 Spears, Edith   Houston Airport      26-Mar-91   No specific   $50,000.00    $56,208.00   $65,000.00   $8,791.00    Plaintiff
                 Inn, Inc. d/b/a                  liquidated                                                         mugged in
                 Holiday Inn                      demand                                                             parking lot of
                 Intercontinental                                                                                    hotel.
                 Airport

 Sylvester,      Holiday Inn        23-Apr-94  $15,000,000.00   $10,000.00    $45,211.00   $50,000.00   $4,788.00    Lawsuit filed
 Sheila et al.   (Jackson                                                                                            after their
                 Mississippi), The                                                                                   daughter was
                 Salvation Army,                                                                                     found in the
                 and Pendleton                                                                                       bottom of the
                 Detectives of MS,                                                                                   pool
                 Inc. et al.

 Lestin, Eric    Croswell Inn,      01-May-91    Specific       Uninsured     Uninsured    Uninsured    Uninsured    Defendant has
 H.              Inc.                            performance    claim; no     claim; no    claim; no    claim; no    filed
                                                 and other      reserves      reserves     reserves     reserves     counterclaim
                                                 contract       available     available    available    available    against
                                                 remedies                                                            defendant for
                                                                                                                     specific
                                                                                                                     performance of
                                                                                                                     alleged oral
                                                                                                                     agreement for
                                                                                                                     purchase of
                                                                                                                     property owned
                                                                                                                     by Croswell
                                                                                                                     Inn, Inc.

 Rader,          Transcontinental   Not all'd   No specific    Uninsured     Uninsured    Uninsured    Uninsured    Plaintiff
 Homer J., Jr.   Motor Hotels,                  liquidated     claim; no     claim; no    claim; no    claim; no    claims hotel
                 Inc. (Howard                   demand         reserves      reserves     reserves     reserves     breached its
                 Johnson Hotel                                 available     available    available    available    lease when
                 Downtown)                                                                                          hotel among
                                                                                                                    other things
                                                                                                                    changed
                                                                                                                    franchises

 Rothschild's    Rier Properties    03-Mar-93   $50,145.00     Uninsured     Uninsured    Uninsured    Uninsured    Claims front
                 Inc. d/b/a                                    claim; no     claim; no    claim; no    claim; no    desk lost box
                 Holiday Inn                                   reserves      reserves     reserves     reserves     of artificial
                 Perimeter                                     available     available    available    available    limbs after
                 Mall/Dunwoody                                                                                      the box had
                 area                                                                                               been left at
                                                                                                                    front desk

 Gerl Brandon    Houston Airport    28-Oct-92   $95,000        Served too    Served too   Served too   Served too   Plaintiff
                 Inn, Inc. dba                                 recently      recently     recently     recently     claims injury
                 Holiday Inn                                   for any       for any      for any      for any      when she fell
                 Airport                                       reserve       reserve      reserve      reserve      out of company
                                                               figures       figures      figures      figures      vehicle

                            ANNEX TO SCHEDULE 4.8(A)

                  CURRENT LAWSUITS AGAINST VARIOUS ENTITIES IN
                   UNITED INNS SYSTEM -- INSURED; OTHER CLAIMS

                                      DATE OF
                                      INCIDENT     AMOUNT OF
     NAME OF                          ON WHICH    DEMAND MADE                                                        DESCRIPTION OF
   CLAIMANT OR                        CLAIM IS   IN COMPLAINT    BI OR PD        OPEN        TOTAL      CUMULATIVE      BASIS OF
    PLAINTIFF    COMPANY DEFENDANT     BASED       OR LETTER     RESERVES      RESERVES     RESERVES     SUMS PAID      LAWSUIT
- -----------------------------------------------------------------------------------------------------------------------------------
 Cyprian         Peter Cruckshank,    ---        $16 Billion    Served too    Served too   Served too   Served too   Plaintiff's
 Mammah,         G.M., Holiday                                  recently      recently     recently     recently     claim is
 President,      Inn, Inc. Med.                                 for any       for any      for any      for any      extremely
 Olympic         Ctr.; Wilbert                                  reserve       reserve      reserve      reserve      ambiguous to
 Executive Limo  Lee, night                                     figures       figures      figures      figures      the point that
                 auditor, Holiday                                                                                    it appears he
                 Inn Incorporated                                                                                    is failing to
                 Med. Ctr.; Rier                                                                                     state a claim
                 Inn, Inc.;                                                                                          upon which
                 Holiday Inn; and                                                                                    relief can be
                 other Defendants                                                                                    granted.  He
                                                                                                                     is alleging
                                                                                                                     that somehow
                                                                                                                     there is a
                                                                                                                     conspiracy
                                                                                                                     against him by
                                                                                                                     a number of
                                                                                                                     hotels in the
                                                                                                                     Med. Ctr. area
                                                                                                                     and various
                                                                                                                     Houston City
                                                                                                                     depts. because
                                                                                                                     of some ticket
                                                                                                                     he received.
                                                                                                                     At this time,
                                                                                                                     this is
                                                                                                                     considered to
                                                                                                                     be no more
                                                                                                                     than a
                                                                                                                     frivolous
                                                                                                                     claim.

 Houston Colony  Dotson Inc. -      ______      $155,000        Uninsured     Uninsured    Uninsured    Uninsured    Claim (not
 Ltd.            Friscia Inn Inc.                               claim; no     claim; no    claim; no    claim, no    lawsuit)
                 (former Hotel in                               reserves      reserves     reserves     reserves     alleging that
                 Houston)                                       available     available    available    available    seller
                                                                                                                     violated the
                                                                                                                     Texas
                                                                                                                     Deceptive
                                                                                                                     Trade
                                                                                                                     Practices Act
                                                                                                                     in selling
                                                                                                                     hotel to
                                                                                                                     purchaser on
                                                                                                                     June 27, 1994.
                                                                                                                     Hotel had been
                                                                                                                     closed since
                                                                                                                     January 22,
                                                                                                                     1988.
                                                                                                                     Purchaser
                                                                                                                     alleges seller
                                                                                                                     had stated
                                                                                                                     that
                                                                                                                     Certificate of
                                                                                                                     Occupancy had
                                                                                                                     remained in
                                                                                                                     effect.

 State of Texas  Holiday Inn West   Pending       ______          ______       ______       ______       ______      Intent of
 Highway Dept.   Loop                                                                                                Texas State
                                                                                                                     Highway Dept.
                                                                                                                     to take a
                                                                                                                     significant
                                                                                                                     portion of
                                                                                                                     property for
                                                                                                                     highway
                                                                                                                     development of
                                                                                                                     Loop 610 and
                                                                                                                     Highway 59 in
                                                                                                                     Houston

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 4.8(B)


                            OUTSTANDING COURT ORDERS



The State of California has filed an injunction against Transcontinental Motor Hotels (doing business as Holiday Inn and Pelican's Restaurant), a wholly-owned subsidiary of the Company (the "Defendant"), enjoining the Defendant in Santa Barbara County, California from operating its restaurant business until it substantially complies with the County Health and Safety Code.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                  SCHEDULE 4.9


              LIST OF ALL MATERIAL EMPLOYEE BENEFIT PLANS AND ERISA
                 "PROHIBITED TRANSACTIONS" - "REPORTABLE EVENTS"



1. United Inns, Inc. Retirement and Savings Plan (401(K) Plan) effective as of January 1, 1992.

2. United Inns, Inc. Comprehensive Major Medical Benefits, Group Life Insurance, Accidental Death and Dismemberment Insurance and Accident and Sickness Benefits Plans effective as of December 1, 1961.

3.   United Inns, Inc. 1993 Stock Incentive Plan effective as of February 11,
     1994.

4.   Executive Bonus Plan effective as of September 30, 1973.

5. Employee Severance Pay Policy effective as of September 16, 1994 for Memphis and Regional Office employees. Estimated cost is $256,000.

6. Employment Continuation Bonus Plan for Memphis and Regional Office critical position employees effective as of September 16, 1994. Estimated cost is $412,000.

7. Employment Continuation Agreement for Mr. Pride Houston critical position employees dated June 8, 1993. Estimated cost is $13,350.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.10(A)


                        COLLECTIVE BARGAINING AGREEMENTS



1. Agreement between Holiday Inn of Santa Barbara (the "Santa Barbara Employer") and the Culinary Alliance and Bartenders, Hotel and Motel Service Workers Union Local 498 (the "Union"). There are 17 employees covered under this collective bargaining agreement. Negotiations are in process with regard to the terms of a new agreement.

2. Agreement between the Santa Barbara Employer, Holiday Inn San Jose Airport (the "Employer") and the Union, Hotel Employees and Restaurant Employees. This contract was scheduled to expire on October 31, 1994; however, the Santa Barbara Employer closed the hotel on September 26, 1994, and terminated all employees covered by this collective bargaining agreement on or prior to September 26, 1994. There were 7 employees covered by this collective bargaining agreement on September 1, 1994. The Company has made all payments to the employees of the Union as required by the collective bargaining agreement, and the Union has no disagreement with the Company in regard to the final payments to the employees.

3. Agreement between Holiday Inn San Jose (the "San Jose Employer") and Freight Checkers and Helpers Union Local No. 856 (the "Freight Union"). This contract, was scheduled to expire on April 30, 1994 but was extended pending renegotiation of the contract; however, the San Jose Employer closed the hotel on September 26, 1994, and terminated all employees covered by this collective bargaining agreement on or prior to September 26, 1994. There were 15 employees covered by this collective bargaining agreement on September 1, 1994. The Company has made all payments to the employees of the Freight Union as required by the collective bargaining agreement, and the Freight Union has no disagreement with the Company in regard to the final payment to the Freight Union members.

4. The Company has received notice from the National Labor Relations Board that a Petition has been filed by the United Steel Workers of America, AFL-CIO (the "AFL-CIO"), requesting recognition as the Bargaining Representative for the majority of the employees at the Atlanta Airport Holiday Inn located at 1380 Virginia Avenue, East Point, Georgia. An election was held on October 26, 1994, and there were not enough votes for the AFL-CIO to be entitled to become the Bargaining Representative for the hotel's employees. The AFL-CIO has filed objections to the election. It is too early to determine what if any effect the objections will have on the election.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.10(B)


                        COMPLIANCE WITH OBLIGATIONS UNDER
                     THE NATIONAL LABOR RELATIONS ACT, ETC.



1. The Holiday Inn Airport located at 1380 Virginia Avenue, East Point, Georgia, has received a Notice of Charge of Discrimination from the Equal Employment Opportunity Commission (the "EEOC"). The charging party has alleged that the hotel, in failing to hire the party, discriminated against him because of his race in violation of Title VII of the Civil Rights Act of 1965 ("Title VII"). The charge is without merit and will in all probability either be no-caused by the EEOC or settled for a nominal amount. The Company has offered to settle this matter for $250.

2. The Hampton Inn I-10 East located at 828 Mercury Drive, Houston, Texas, has received a Notice of Charge of Discrimination from the EEOC. The charging party has alleged that the hotel, in terminating the party's employment, discriminated against her because of her national origin in violation of Title VII. The charge is without merit and will in all probability either be no-caused by the EEOC or settled for a nominal amount. The Company has offered to settle this matter for $500.

3. The Holiday Inn Airport at 1380 Virginia Avenue, Atlanta, Georgia has received a letter from an attorney representing a former employee who alleges that she was wrongfully terminated and has offered to enter into a pre-litigation settlement agreement. The monetary damages claimed are for damages, back wages and pay for a professional outplacement services. The attorney is asking for 52 weeks of pay totalling $21,226 plus $3,000 for outplacement services. The claim is without merit and should be settled for a reasonable sum.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.10(C)


                              CONSENT OF THE UNIONS



                                      None

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.10(D)


                        LIST OF ALL MATERIAL EMPLOYMENT,
                       CONSULTING AND SEVERANCE AGREEMENTS



1. Consulting Agreement between the Company and Geller and Co. dated August 13, 1993. Estimated cost (excluding stock and Geller's shares of Paragraphs 2 and 3) is $0.

2. Consulting Agreement between the Company and Smith Barney, Inc., dated July 11, 1994, as amended on September 1, 1994.

3. Compensation Agreement between the Company, Smith Barney, Inc., Geller and Co., and Laurence Geller, individually, dated August 31, 1994.

     The Company's maximum liability under the Agreements set forth Paragraph 2 and this Paragraph 3 is approximately $2,100,000.

4. Consulting Agreement between the Company and Michael McNulty dated July 15, 1994. Estimated cost is approximately $174,500.

5. Ronald J. Wareham is retained by the Company from time to time to provide consulting services on a time and expenses basis.

6. Severance Agreement between the Company and John M. Dollar dated June 1, 1987. Estimated cost is approximately $231,400 for two years salary, plus an additional amount for benefits.

7. Severance Agreement between the Company and J. Don Miller dated June 1, 1987. Estimated cost is approximately $174,300 for two years salary, plus an additional amount for benefits.

8. Severance Agreement between the Company and Augustus B. Randle III dated June 1, 1987. Estimated cost is approximately $168,300 for two years salary, plus an additional amount for benefits.

9. Employee Severance Pay Policy for Memphis and Regional Office employees effective September 16, 1994. Estimated cost is $256,000.

10. Employment Continuation Agreement for Mr. Pride Houston critical position employees dated June 8, 1993. Estimated cost is $13,500.

11. Employment Continuation Bonus Plan for Memphis and Regional Office critical position employees effective September 16, 1994. Estimated cost is $412,000.

12. Agreement to transfer Company vehicle to Don William Cockroft upon termination from the Company.

13. Agreement to transfer Company vehicle to Augustus B. Randle III upon termination from the Company.

14. Agreement to transfer Company vehicle to J. Don Miller upon termination from the Company.

15. Agreement to transfer Company vehicle to John M. Dollar upon termination from the Company.

16. Indemnification Agreements between the Company and each of its Directors and the following Officers: Augustus B. Randle, III, J. Don Miller and John M. Dollar.

                               MICHAEL S. MCNULTY
                                  4401 Rheimes
                              DALLAS, TEXAS  75205




November 14, 1994



Mr. Don Wm. Cockroft
United Inns, Inc. 5100 Poplar Avenue
Suite 2300
Memphis, Tennessee  38137


Dear Don:

This will memorialize our agreement that United Inns, Inc. will agree to pay fees equal to $124,000 under the Letter Agreements dated July 15, 1994, October 4, 1994 and an additional incentive bonus of $50,000 upon completion of the tendered offer by Hampstead/Harvey.


Sincerely yours,



Michael S. McNulty



AGREED TO BY:   UNITED INNS, INC.



_________________________________
Don Wm. Cockroft
President

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                  SCHEDULE 4.12


                        MATERIAL DEFICIENCIES AND WAIVER
                              WITH RESPECT TO TAXES



The Tennessee Department of Revenue ("DOR") has requested that the Company provide information regarding its operations, pertaining to certain franchise and/or excise taxes that may be payable (the "Tennessee Tax Matter"). The DOR contends that the Company has not filed returns required to be filed and has not paid taxes which would have been payable if such filings had been made. The DOR has not indicated the amount in question or the years affected and no assessment has been made. The Company has requested that its legal counsel and auditors develop the requested information and analyze the issues raised by the DOR's inquiry in order to quantify the Company's exposure, if any, to the DOR for back taxes. This analysis is underway.

At this time, the Company cannot predict the outcome of the DOR information request.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.13(A)


                        ENVIRONMENTAL AUDITS AND REPORTS


                  PHASE I ENVIRONMENTAL SITE ASSESSMENT REPORTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
SITE                                REPORT PREPARER         DATE OF REPORT
- --------------------------------------------------------------------------------
Holiday Inn/Perimeter Dunwoody(1)   Viro Group              August 22, 1994
4386 Chamblee-Dunwoody Road
Atlanta, GA
- --------------------------------------------------------------------------------
Holiday Inn/Airport North(2)        Viro Group              August 22, 1994
1380 Virginia Avenue
Atlanta, GA
- --------------------------------------------------------------------------------
Holiday Inn/Powers Ferry(2)         Viro Group              August 22, 1994
6345 Powers Ferry Rd.
Atlanta, GA
- --------------------------------------------------------------------------------

____________________
(1) Report of Survey to Identify Asbestos-Containing Materials prepared by Law Associates, Inc. dated October 20, 1989.

(2)  Limited asbestos survey also conducted.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
SITE                                REPORT PREPARER         DATE OF REPORT
- --------------------------------------------------------------------------------
Holiday Inn Express/I-20 East(2)    Viro Group              August 22, 1994
4300 Snapfinger Woods Way
Decatur, GA
- --------------------------------------------------------------------------------
Holiday Inn Express/Northeast(2)    Viro Group              August 22, 1994
4422 Northeast Freeway
Doraville, GA
- --------------------------------------------------------------------------------
Downtown Ramada Inn(3)              ATEC                    July 27, 1989
175 Piedmont Road, N.E.
Atlanta, GA
- --------------------------------------------------------------------------------
Hampton/Marietta(4)                 Viro Group              August 22, 1994
455 Franklin Rd.
Marietta, GA
- --------------------------------------------------------------------------------
Holiday Inn/South(2)                Viro Group              August 22, 1994
6288 Old Dixie Highway
Jonesboro, GA
- --------------------------------------------------------------------------------
Out Parcel No. 1                    Viro Group              August 22, 1994
455 Franklin Road
Marietta, GA
- --------------------------------------------------------------------------------
Out Parcel No. 2                    Viro Group              August 22, 1994
455 Franklin Road
Marietta, GA
- --------------------------------------------------------------------------------
Former Mr. Pride Carwash(2)         ATEC                    September 14, 1994
2081 Northlake Parkway
Tucker, GA
- --------------------------------------------------------------------------------
Days Inn Motor Hotel(2)             ATEC                    August 8, 1994
1575 Regal Row
Dallas, TX
- --------------------------------------------------------------------------------
Holiday Inn Brookhollow(2)          ATEC                    August 8, 1994
7050 Stemmons Freeway
Dallas, TX
- --------------------------------------------------------------------------------

________________________
(3) Also conducted an asbestos survey; Supplemental Asbestos Bulk Survey conducted on October 4, 1989.

(4) Phase I Environmental Site Assessment Asbestos Survey also prepared for location dated September 20, 1994.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
SITE                                REPORT PREPARER         DATE OF REPORT
- --------------------------------------------------------------------------------
7.75 Acres of Land(5)               ATEC                    September 26, 1994
4070 North Central Expressway
Dallas, TX
- --------------------------------------------------------------------------------
5 Acres Vacant Land                 Environmental           August 29, 1994
In a Corner of I-40 and Country     Engineering
Club Drive                          Consultants, Inc.
Flagstaff, AZ
- --------------------------------------------------------------------------------
Howard Johnson(2)                   Environmental           July 22, 1994
5101 North Scottsdale Rd.           Engineering
Scottsdale, AZ                      Consultants, Inc.
- --------------------------------------------------------------------------------
Mr. Pride Carwash(2)                ATEC                    September 9, 1994
Sharpstown
7585 Bellaire Blvd.
Houston, TX
- --------------------------------------------------------------------------------
Days Inn, I-10 East(2)              ATEC                    August 18, 1994
1055 East Freeway
Houston, TX
- --------------------------------------------------------------------------------
Hampton Inn(2)                      ATEC                    August 18, 1994
828 Mercury Drive
Houston, TX
- --------------------------------------------------------------------------------
Holiday Inn Medical Center(2)       ATEC                    August 18, 1994
6701 South Main St.
Houston, TX
- --------------------------------------------------------------------------------
Holiday Inn West Loop(2)            ATEC                    August 18, 1994
3131 West Loop South
Houston, TX
- --------------------------------------------------------------------------------
Holiday Inn - Airport(2)(6)         ATEC                    August 18, 1994
3702 North Sam Houston Parkway
Houston, TX
- --------------------------------------------------------------------------------

________________________
(5) Asbestos survey performed by ATEC at former hotel facility located on site on July 8, 1992.

(6) A waste treatment facility is located on the hotel property and notices of violation from the Harris County Pollution Control Department have been received, each of which have been remedied. The last such notice was received on May 22, 1990.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
SITE                                REPORT PREPARER         DATE OF REPORT
- --------------------------------------------------------------------------------
Holiday Inn I-10 West(2)            ATEC                    August 18, 1994
7611 Katy Freeway
Houston, TX
- --------------------------------------------------------------------------------
Mr. Pride Carwash(2)                ATEC                    September 21, 1994
1219 East Pioneer Parkway
Arlington, TX
- --------------------------------------------------------------------------------
Holiday Inn Santa Barbara(2)        Fugro West, Inc.        August, 1994
5650 Calle Road
Goleta, CA
- --------------------------------------------------------------------------------
Vacant Lot Fronting                 Environmental           August, 1994
Holiday Inn Southwest               Protection Systems
2649 U.S. Highway 80 West
Jackson, MS
- --------------------------------------------------------------------------------
Holiday Inn North(2)                ATEC                    October 5, 1994
3125 Sinton Road
Colorado Springs, CO
- --------------------------------------------------------------------------------
Holiday Inn North(2)                Environmental           August, 1994
5075 I-55 North                     Protection Systems
Jackson, MS
- --------------------------------------------------------------------------------
Hampton Inn(2)(7)                   Environmental           August, 1994
465 Briarwood Drive                 Protection Systems
Jackson, MS
- --------------------------------------------------------------------------------
Holiday Inn Downtown(2)             Environmental           August, 1994
200 East Amite Street               Protection Systems
Jackson, MS
- --------------------------------------------------------------------------------
Holiday Inn Southwest(2)            Environmental           August, 1994
2649 U.S. Highway Southwest         Protection Systems
Jackson, MS
- --------------------------------------------------------------------------------
Vacant Land -                       ATEC                    September 9, 1994
Holiday Inn Medical Center
6703-6719 South Main Street
Houston, TX
- --------------------------------------------------------------------------------

____________________
(7) Includes Report of Soil and Ground Water Investigation of former McDonald's site, owned by the Company.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
SITE                                REPORT PREPARER         DATE OF REPORT
- --------------------------------------------------------------------------------
6.30 Acres - Vacant Land            ATEC                    September 9, 1994
3800 Block of North Sam Houston
Parkway
Houston, TX
- --------------------------------------------------------------------------------
Mr. Pride Carwash                   ATEC                    October 25, 1994
Westheimer Site
5320 Westheimer
Houston, TX
- --------------------------------------------------------------------------------
Former Mr. Pride Car Wash(2)        ATEC                    September 9, 1994
7211 South Loop East
Houston, TX
- --------------------------------------------------------------------------------
Holiday Inn Express(2)              ATEC                    October 5, 1994
725 West Cimmaron Street
Colorado Springs, CO
- --------------------------------------------------------------------------------
Days Inn(2)                         American                September 30, 1994
1000 West U.S. Highway 66           Environmental Network
Flagstaff, AZ
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.13(B)


                   GOVERNMENTAL INVESTIGATIONS OR PROCEEDINGS
                         REGARDING ENVIRONMENTAL MATTERS


     The Company calls to your attention new OSHA regulations which require employers to give notice to employees working in buildings that may be asbestos-contaminated. The Company is in the process of evaluating these regulations.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.13(C)


                            UNDERGROUND STORAGE TANKS



A 550-gallon diesel petroleum underground storage tank used as a holding tank for the emergency power generator for the Holiday Inn/Perimeter Dunwoody hotel location.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                SCHEDULE 4.13(D)


                       UNDERGROUND STORAGE TANKS -- CLAIMS



                               See attached Annex

                            ANNEX TO SCHEDULE 4.13(D)

                       UNDERGROUND STORAGE TANKS -- CLAIMS

                            MR. PRIDE CAR WASH SITES
                             UPDATED AS OF 10/29/94


                                              TTL                                             TTL
                                          ANTICIPATED        PAID        REIMBURSEMENT   REIMBURSEMENT         ADMINISTRATIVE
                                             COST           TO DATE         TO DATE       ANTICIPATED             STATUS(8)
ATLANTA
     (2) Chamblee Unit                      $53,034         $53,034         $29,274         $29,274                Closure
  (2, 6) Roswell City                      $128,761        $128,761        $101,294        $101,294
         Sandy Springs                     $131,393        $131,393        $101,062        $101,062                Closure
     (2) Cobb Parkway                       $73,306         $73,306         $45,622         $45,622                Closure
     (2) Roswell Road (Buckhead)           $103,142        $103,142         $68,337         $68,337                Closure
         Northlake Unit                     $60,554         $60,554         $37,670         $37,670                Closure
                                           --------------------------------------------------------
               SUB-TOTAL                   $550,190        $550,190        $383,259        $383,259

HOUSTON
         Memorial Drive                    $191,427        $191,427          $1,424        $134,262                Closure
     (3) Meyerland (Beechnut)              $150,000        $142,734        $126,279        $135,000
         Sharpstown                        $100,000         $37,665              $0         $56,000
         Gulfgate                           $68,164         $68,164         $61,060         $61,060                Closure
         Westheimer                         $40,000         $18,756              $0         $15,000
                                           --------------------------------------------------------
               SUB-TOTAL                   $509,591        $439,990        $188,763        $386,322

DALLAS
         North Richland Hills               $39,541         $39,541         $36,778         $36,778                Closure
         Mid-Cities Unit                    $48,251         $48,251          $5,525         $25,581                Closure
         Irving Unit                        $21,840         $21,840              $0              $0                Closure
                                           --------------------------------------------------------
               SUB-TOTAL                   $109,632        $109,632         $42,303         $62,359


                                    - 44 -

                     ANNEX TO SCHEDULE 4.13(D) - CONTINUED

                      UNDERGROUND STORAGE TANKS -- CLAIMS


                                              TTL                                             TTL
                                          ANTICIPATED        PAID        REIMBURSEMENT   REIMBURSEMENT         ADMINISTRATIVE
                                             COST           TO DATE         TO DATE       ANTICIPATED             STATUS(8)
MEMPHIS(7)
     (4) Park Avenue                       $150,000        $120,830         $54,391        $120,000
     (4) Union Avenue                      $347,816        $299,061        $214,645        $304,577
         Poplar Avenue                     $100,962        $100,962         $21,574         $22,569                Closure
     (5) Whitehaven                        $281,500        $150,931         $91,927        $247,500
     (4) Summer Avenue                     $281,500        $138,005         $81,115        $222,500
     (7) Mt. Moriah                         $41,000         $40,036              $0              $0                Closure
                                         ----------------------------------------------------------
               SUB-TOTAL                 $1,202,778        $849,825        $463,652        $917,146

               TOTAL                     $2,372,191      $1,949,638      $1,068,945      $1,749,086

NOTES
 (1)  All numbers rounded to the nearest dollar.
 (2) Paid To Date has been adjusted to included work outside the Corrective Action Plan requirements which was subsequently reimbursed by the purchaser of the site. The reimbursement has also been reflected in the Reimbursement To Date column.
 (3) Water remediation has been placed on hold by state. Will have quarterly monitoring of water chemistry at approximately $2,400.
 (4)  Water remediation in progress.
 (5)  Water remediation will be required.
 (6) Not in Schedule. $65,000 held in escrow to be delivered to the Company by the purchaser of the Roswell City location upon completion of the remediation of the site.
 (7) Not in Schedule. $150,000 held in escrow to be delivered to the Company by the purchaser of the Memphis carwash sites upon completion of the remediation of the sites.
 (8) Indicates that the Company has received closure letters from appropriate regulatory authorities indicating acceptance of the site under current laws and regulations.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                  SCHEDULE 4.15


                        BREACHES, VIOLATIONS AND DEFAULTS



1. The Company has received notice from Holiday Inn that the $250,000 deductible under the Company's general liability insurance policy is excessive. The Company is negotiating a resolution of this issue either by obtaining a waiver from Holiday Inn or by posting cash of $250,000 with insurer to cover the deductible.

2. The Company has failed to meet the "Minimum Cash Flow Coverage Ratio" with respect to the loan on the Holiday Inn Southwest located in Jackson, Mississippi. If such failure continues through December 31, 1994, the Company will be in default under the Loan Agreement.

3. Hotel properties that have failed Quality Inspection along with date of Quality Inspection Report:


     (a)  Holiday Inn Airport North, Atlanta - 9/29/93
     (b)  Holiday Inn South, Atlanta - 7/28/94
     (c)  Holiday Inn Express - I-20 East, Atlanta - 11/3/93
     (d)  Holiday Inn Brook Hollow, Dallas - 7/7/94
     (e)  Holiday Inn West Loop near Galleria, Houston - 7/21/94
     (f)  Holiday Inn North, Jackson - 8/4/94
     (g)  Holiday Inn Southwest, Jackson - 8/3/94
     (h)  Holiday Inn Downtown, Jackson - 5/18/94

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994



                                 SCHEDULE 5.1(A)




                      DISPOSITION OF ASSETS AND PROPERTIES

                                      NONE

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 5.1(B)



                            CONTRACTS AND AGREEMENTS



1. Execution of Management Agreement or Amendment of Lease Agreement related to the Atlanta Downtown Ramada Hotel.

2. Execution of documents relating to extension of the Note and Mortgage of the Ramada Downtown Hotel, Atlanta.

3. Execution of Management Agreement or Amendment of Lease Agreement related to the Dallas Downtown Howard Johnson Hotel.

4. Execution of Application and related documents for Radisson Hotel related to the Holiday Inn Downtown in Jackson, Mississippi, which is scheduled to be removed from the Holiday Inn System on December 15, 1994. The Application has been executed and delivered to Radisson.

5. Execution of Application and related documents to renew the License for the Holiday Inn located at 5075 I-55 N. Frontage Road, Jackson, Mississippi. Holiday Inn has denied the Application and the Company is considering whether to appeal the decision.

6. An Agreement to lease Building "D," consisting of approximately 96 rooms and approximately five (5) meeting rooms which were formerly a part of the Holiday Inn Airport in Houston, Texas to Continental Airlines for a period of three (3) years has been executed.

7. Execution of Application and related documents for Ramada Hotel relating to the Holiday Inn Silber in Houston, Texas which is scheduled to be removed from the Holiday Inn System on March 15, 1995.
8. Termination of Sublease Agreement between Glenjon Inc. and Market Center Hotel Company dated December 19, 1985 related to land and building used as a storage area in Dallas, Texas.

9.   See also Schedule 5.1(A).

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 5.1(C)




                            NEW CAPITAL EXPENDITURES



     Although the Company had not anticipated any capital expenditures outside of the ordinary course of business, the Company may, with the prior written consent of Purchaser, make substantial capital expenditures to correct notices of defect with respect to the Holiday Inn Downtown and the Holiday Inn North in Jackson, Mississippi listed in Item 3 on Schedule 4.15.

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994


                                 SCHEDULE 5.1(D)




                       AMENDMENT TO CONTRACTS, AGREEMENTS,
                           COMMITMENTS OR ARRANGEMENTS



                     See Schedule 5.1(B) and Schedule 5.1(C)

                                    ANNEX IV

                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                       AMONG UNITED/HARVEY HOLDINGS, L.P.,
                           UNITED/HARVEY HOTELS, INC.,
                             UNITED/HARVEY SUB, INC.
                                       AND
                                UNITED INNS, INC.
                          DATED AS OF NOVEMBER 14, 1994

                                 SCHEDULE 5.1(E)

                      INCREASE IN COMPENSATION OR GRANTS OR
                    PAYMENTS OF SEVERANCE OR TERMINATION PAY



                                      None